                                                                   EXHIBIT 10.13

                            Lease Agreement


                               TABLE OF CONTENTS

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
                                                                            PAGE
1.   BASIC LEASE INFORMATION...............................................   1
2.   DEFINITIONS...........................................................   2
3.   PREMISES..............................................................   5
4.   TERM..................................................................   5
5.   BASE RENT; ADDITIONAL RENT............................................   6
6.   EXPENSES AND REAL ESTATE TAXES........................................   7
7.   USE OF PREMISES AND CONDUCT OF BUSINESS...............................  10
8.   BASE BUILDING WORK; ACCEPTANCE; BUILDING CHANGES......................  10
9.   ALTERATIONS BY TENANT.................................................  13
10.  REPAIRS AND MAINTENANCE...............................................  16
11.  LIENS.................................................................  17
12.  UTILITIES.............................................................  17
13.  COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS.......................  17
14.  SUBORDINATION.........................................................  18
15.  LANDLORD'S INABILITY TO PERFORM.......................................  19
16.  DESTRUCTION...........................................................  19
17.  EMINENT DOMAIN........................................................  21
18.  ASSIGNMENT AND SUBLETTING.............................................  22
19.  DEFAULT...............................................................  24
20.  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULTS............................  26
21.  INDEMNITY; INSURANCE..................................................  27
22.  LIMITATION OF LANDLORD'S LIABILITY....................................  30
23.  ACCESS TO PREMISES....................................................  30

                                       i
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                              TABLE OF CONTENTS
                                  (Continued)

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
                                                                            PAGE
24.  HAZARDOUS MATERIALS...................................................  30
25.  NOTICES...............................................................  33
26.  NO WAIVER; NO MODIFICATION............................................  33
27.  TENANT'S CERTIFICATES.................................................  33
28.  RULES AND REGULATIONS.................................................  34
29.  TAX ON TENANT'S PERSONAL PROPERTY.....................................  34
30.  SECURITY DEPOSIT......................................................  34
31.  PUBLIC TRANSIT INFORMATION............................................  34
32.  DEFAULT BY LANDLORD...................................................  34
33.  BROKERS...............................................................  35
34.  SIGNS.................................................................  35
35.  FINANCIAL STATEMENTS..................................................  35
36.  QUIET ENJOYMENT.......................................................  35
37.  SALE OR ASSIGNMENT BY LANDLORD........................................  36
38.  LEASE MODIFICATIONS...................................................  36
39.  AUTHORITY.............................................................  36
40.  SURRENDER.............................................................  37
41.  CONFIDENTIALITY.......................................................  37
42.  USE OF NAME...........................................................  37
43.  GUARANTY..............................................................  37
44.  MISCELLANEOUS.........................................................  37

                              TABLE OF CONTENTS
                                  (Continued)

                                                                            PAGE

EXHIBITS

Exhibit A      Location of Premises and Parking
Exhibit B      Construction of Base Building and Tenant Improvement Work
Exhibit C-1    Notice of Commencement Date
Exhibit C-2    Notice of Rent Commencement Date and Expiration Date
Exhibit D      Determination of Prevailing Market Rental Rate
Exhibit E      Notice of Base Rent and Rentable Area


Schedule 3.1   EasementsSchedule 8.4    Environmental Reports

                                     LEASE

     THIS LEASE is entered into as of September 24, 1999 (the "Effective Date"), by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("Landlord"), and TIBCO SOFTWARE INC., a Delaware corporation ("Tenant").

1.   BASIC LEASE INFORMATION

     The following is a summary of basic lease information. Each term or matter in this Article 1 shall be deemed to incorporate all of the terms set forth herein below pertaining to such term or matter and to the extent there is any conflict between the provisions of this Article 1 and any more specific provision of this Lease, the more specific provision shall control.

Premises Address:        3373 Hillview Avenue
                         Palo Alto, California 94304

Address of Landlord:     Stanford Management Company
                         2770 Sand Hill Road
                         Menlo Park, CA 94025-3065

Address of Tenant
Prior to Lease Commencement:  3165 Porter Drive
                              Palo Alto, CA 94304

Key Contact for Tenant:       Bob Stefanski     Telephone:  (650) 846-5000

Premises (Article 3):    (See Exhibit A)

Rentable Area of Premises (Article 3):  Approximately 282,000 sq. ft. (to be
                                        determined as provided in Section 5.1)

Term (Article 4):

     Commencement Date:         The earlier of (a) Tenant's occupancy of the
                                Premises for the purpose of conducting Tenant's business therein, or (b) six (6) months from the date Landlord allows Tenant access to the Premises for the commencement of the Tenant
                                Improvement Work in accordance with Section 8.1

     Target Commencement Date:  On or before December 31, 2001

     Rent Commencement Date:    (See Article 2)

     Expiration Date:           The date twelve (12) years and 0 months after
                                the Rent Commencement Date

Initial Base Rent (Article 5):  Annual: $47.40 per sq. ft. Rentable Area
                                (determined as provided in Sec. 5.1)

                                Monthly $3.95 per sq. ft. Rentable Area

Base Rent Adjustment Dates (Article 5):  Each 12-month anniversary of the Rent
                                         Commencement Date (determined as
                                         provided in Sec. 5.2)

Use (Article 7):                Research and development and related uses
                                (subject to the limitations in Article 7)

Parking (Article 7):            3.3 spaces per thousand square feet of Rentable
                                Area

Security Deposit (Article 30):  one month's rent       Type of Deposit:    Cash

Brokers (Article 33):           CB Richard Ellis


2.   DEFINITIONS

     As used in this Lease, the following terms shall have the following meanings, applicable, as appropriate, to both the singular and plural form of the terms defined herein:

     "Additional Rent" is defined in Section 5.3.

     "Adjustment Date" is defined in Section 5.2.

     "Agents" means with respect to either Landlord or Tenant, its respective agents, employees, officers, directors, trustees, contractors (and their subcontractors), and, in the case of Tenant, its subtenants, assignees, licensees and invitees, and any other person or entity claiming under Tenant.

     "Alterations" are as defined in Section 9.1.

     "Applicable Laws" means all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval, and requirements, of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities, and officers thereof, and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Premises or the use, operation or occupancy of the Premises, whether now existing or hereafter enacted, including, without limitation, all Environmental Laws.

     "Assignment" is defined in Section 18.1

     "Base Building Architect" is defined in Exhibit B.
                                             ---------

     "Base Building Contractor" is defined in Exhibit B.
                                              ---------

     "Base Building Plans"  are defined in Exhibit B.
                                           ---------

     "Base Building Work"  is defined in Exhibit B.
                                         ---------

     "Base Rent" means the amount stated in Article 1, to be adjusted and payable in accordance with Article 5.

     "Building" is defined in Article 3.

     "Building Systems" is defined in Section 8.6.

     "Commencement Date" means the date Landlord delivers possession of the Premises to Tenant in accordance with Section 8.1.

     "Construction Schedule" is defined in Exhibit B.
                                           ---------

     "Design Problem" is defined in Exhibit B.
                                    ---------

     "Delivery of the Premises" is defined in Section 8.1.

     "Effective Date" is the date of this Lease.

     "Environmental Laws" means all Applicable Laws pertaining to the protection of the environment or human or animal health or safety.

     "Environmental Activity" is defined in Section 24.1.

     "Event of Default" is defined in Section 19.1.

     "Excess Rent" is defined in Section 18.3.

     "Expense Year" is defined in Section 6.1(c).

     "Expenses" are defined in Section 6.1(d).

     "Expiration Date" means the date specified in Article 1.

     "Exterior Areas" are defined in Article 3.

     "Final Completion of the Base Building" is defined in Exhibit B.

     "Final Permit Approval" is defined in Exhibit B.
                                           ---------

     "Final Plans" are defined in Exhibit B.
                                  ---------

     "Hazardous Material" is defined in Section 24.1.

     "Interest Rate" means the lesser of one and one-half percent per month or the highest lawful rate.

     "Landlord's Tax Statement" is defined in Section 6.2.

     "Landlord's Unavoidable Delay" is defined in Exhibit B.
                                                  ---------

     "Lease Year" means each period of twelve (12) consecutive calendar months during the Term ending on December 31, provided that, if the Commencement Date is other than January 1, the first lease year shall commence upon the Commencement Date and shall end on the following

December 31, and, if the Termination Date is other than December 31, the last lease year shall commence on the January 1 prior to the Termination Date and shall end on the Termination Date.

     "Notice of Proposed Transfer" is defined in Section 18.2.

     "Premises" are defined in Section 3.1.

     "Prevailing Market Rental Rate" is defined in Exhibit D.
                                                   ---------

     "Projected Delivery Date" is defined in Exhibit B.
                                             ---------

     "Punch List Items" are defined in Exhibit B.
                                       ---------

     "Real Estate Taxes" are defined in Section 6.1(c).

     "Renewal Options" are defined in Section 4.3.

     "Renewal Term" is defined in Section 4.3.

     "Rent" is defined in Section 5.3.

     "Rent Commencement Date" means the earlier to occur of (i) the Scheduled Date for Completion of the Tenant Improvement Work, as defined in Exhibit B, as
                                                                  ---------
such date may be extended in accordance with the provisions of Exhibit B; or
                                                               ---------
(ii) the date Tenant commences business operations in the Premises.

     "Rules and Regulations" are defined in Article 28.

     "Rentable Area" means the enclosed areas of the Building measured to the outside face of the exterior wall or glass line, whichever is greater, and including all second floor vertical shafts and penetrations, but excluding outside balconies, arcades or covered entrances. The Rentable Area shall be determined by the Base Building Architect and confirmed by Tenant's Architect.

     "Scheduled Date for Completion of the Tenant Improvement Work" is defined in Exhibit B.
   ---------

     "Space Plan Delivery Date" is defined in Exhibit B.
                                              ---------

     "Substantial Completion" is defined in Exhibit B.
                                            ---------

     "Substantial Completion Inspection" is defined in Exhibit B.
                                                       ---------

     "Sublease" is defined in Section 18.1.

     "Tax Year" is defined in Section 6.1(b).

     "Tenant Improvement Allowance" is defined in Exhibit B.
                                                  ---------

     "Tenant Improvement Contract" is defined in Exhibit B.
                                                 ---------

     "Tenant Improvement Contractor"  is defined in Exhibit B.
                                                    ---------

     "Tenant Improvement Costs" are defined in Exhibit B.
                                               ---------

     "Tenant Improvement Permits" are defined in Exhibit B.
                                                 ---------

     "Tenant Improvement Plans" are defined in Exhibit B.
                                               ---------

     "Tenant Improvement Work" is defined in Exhibit B.
                                             ---------

     "Tenant's Architect" is defined in Exhibit B.
                                        ---------

     "Tenant's Architect Agreement" is defined in Exhibit B.
                                                  ------- -

     "Tenant's Excusable Delay" is defined in Exhibit B.
                                              ---------

     "Tenant's Hazardous Materials" are defined in Section 24.1

     "Tenant's Property" is defined in Section 9.5.

     "Tenant's Unavoidable Delay" is defined in Exhibit B.
                                                ---------

     "Term" is defined in Section 4.1.

     "Termination Date" means the earlier of the Expiration Date or the date this Lease is terminated pursuant to any provision hereof.

     "Transferee" is defined in Section 18.2.

3.   PREMISES

     3.1 Subject to the terms, covenants and conditions set forth in this Lease, to all easements, access agreements and other rights granted to or reserved by third parties as described in Schedule 3.1, and to Landlord's acquisition within sixty (60) days after the Effective Date of the pre-existing leasehold rights to the Premises which Landlord intends to acquire, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (the "Premises") to be shown on the site plan attached hereto as Exhibit A,
                                                                 ----------
consisting of two or more buildings (the "Building"), all exterior landscaping and parking areas for the exclusive use of the Building (the "Exterior Areas"), and certain easements as described on Schedule 3.1. The approximate total Rentable Area of the Building is specified in Article 1. The exact Rentable Area shall be certified by Landlord's architect upon completion of the Building. In the event that Landlord is unable to acquire the existing leasehold rights within sixty (60) days after the Effective Date, Tenant shall have the right to terminate this Lease by delivery of written notice no later than seventy (70) days after the Effective Date, whereupon neither party shall have any liability or obligations to the other arising out of this Lease.

     3.2 Tenant shall have the right to the exclusive use of the number of parking spaces specified in Article 1, subject to the restrictions set forth in
Section 7.2.

4.   TERM

     4.1 The Premises are leased for a term (the "Term") commencing on the Rent Commencement Date and expiring on the Expiration Date specified in Article
1.  As of the date
hereof the parties anticipate that the Premises will be delivered on or before the Projected Delivery Date specified in Exhibit B. Landlord will give Tenant
                                         ---------
not less than ten (10) business days prior notice of the actual Commencement Date. If, for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or prior to the Projected Delivery Date set forth in
Article 1, then the validity of this Lease and the obligations of Tenant under this Lease shall not be affected and Tenant shall have no claim against Landlord arising out of Landlord's failure to deliver possession of the Premises on the date originally fixed therefor. The Term of this Lease shall end on the Expiration Date specified in Article 1, or such earlier date on which this Lease terminates pursuant to the terms hereof.

     4.2 Promptly following the Commencement Date, Landlord will deliver to Tenant a notice in substantially the form attached hereto as Exhibit C-1
                                                             -----------
identifying the Commencement Date, a copy of which notice shall be executed by Tenant and promptly returned to Landlord. Promptly following the Rent Commencement Date, Landlord will deliver to Tenant a notice in substantially the form attached hereto as Exhibit C-2 identifying the Rent Commencement Date and
                        -----------
the Expiration Date, a copy of which notice shall be executed by Tenant and promptly returned to Landlord. A copy of each such notice shall be attached hereto and be incorporated herein by this reference.

     4.3 Tenant shall have three (3) options (the "Renewal Options") to extend the term of this Lease for a period of five (5) years each (the "Renewal Terms"). The Renewal Options shall not be effective if there exists a default by Tenant under any of the terms or conditions of this Lease, either at the time of exercise of any Renewal Option or at the time of commencement of the applicable Renewal Term, unless such default is cured prior to the expiration of any applicable cure period. Each Renewal Option must be exercised, if at all, by written notice from Tenant to Landlord given not less than ten (10) months prior to the expiration of the initial Term of this Lease or any subsequent Renewal Term, as applicable. The Renewal Terms shall be upon the same terms and conditions as the original Term, except that the annual Base Rent applicable beginning upon the commencement of each Renewal Term shall be equal to the greater of (a) ninety-five percent (95%) of the then-current Prevailing Market Rental Rate (determined as provided in attached Exhibit D), or (b) the Base Rent
                                                ---------
applicable to the Lease Year immediately preceding the commencement of the applicable Renewal Term.

5.   BASE RENT; ADDITIONAL RENT

5.1 Commencing upon the Rent Commencement Date, and thereafter during the Term, Tenant shall pay to Landlord the monthly Base Rent specified in Article 1 on or before the first day of each month, in advance, at the address specified in
Article 1, or at such other place as Landlord shall designate, without any prior demand therefor and without any deductions or setoff whatsoever. If the Rent Commencement Date occurs on a day other than the first day of a calendar month, or the Termination Date occurs on a day other than the last day of a calendar month, then the Base Rent for such fractional month will be prorated on the basis of a thirty-day month. The Rentable Area of the Premises shall be certified by the Base Building Architect upon Substantial Completion of the Base Building Work. Upon such determination, Landlord will deliver to Tenant a notice substantially in the form of attached Exhibit E stating the Base Rent, based
                                      ---------
upon the Rentable Area and attaching the certificate executed by the Base Building Architect stating the Rentable Area.

     5.2 On each twelve-month anniversary of the Rent Commencement Date, including during any Renewal Term, (each, an "Adjustment Date"), the Base Rent shall be increased to an amount equal to one hundred three percent (103%) of the Base Rent applicable immediately prior to such Adjustment Date.

     5.3 Tenant shall pay to Landlord all charges and other amounts required under this Lease as additional rent ("Additional Rent") including without limitation the charges for Real Estate Taxes and Expenses provided for in
Article 6. All such Additional Rent shall be payable to Landlord at the place where the Base Rent is payable. Landlord will have the same remedies for a default in the payment of any Additional Rent as for a default in the payment of Base Rent. Base Rent and Additional Rent are sometimes described herein as "Rent".

     5.4 Any unpaid Base Rent or Additional Rent hereunder shall bear interest from the date due until paid at the Interest Rate. In addition, Tenant recognizes that late payment of any Base Rent or Additional Rent due hereunder will result in administrative expense to Landlord, the extent of which expense is difficult and economically impracticable to determine. Therefore, Tenant agrees that if Tenant fails to pay any Base Rent or Additional Rent within five
(5) days after receipt of written notice of non-payment from Landlord, an additional late charge of five percent (5%) of the sums so overdue shall become immediately due and payable. Tenant agrees that the late payment charge is a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of such failure by Tenant. In the event of nonpayment of interest or late charges on overdue Base Rent or Additional Rent, Landlord shall have, in addition to all other rights and remedies, the rights and remedies provided herein and by law for nonpayment of rent.

6.   EXPENSES AND REAL ESTATE TAXES

     6.1 This Lease is intended to be a net lease, and the Base Rent and Additional Rent owing hereunder are to be paid by Tenant absolutely net of all costs and expenses relating to Landlord's ownership and operation of the Building and the Exterior Areas. The provisions of this Article 6 for the payment of Real Estate Taxes and Expenses are intended to pass on to Tenant all such costs and expenses. For purposes of this Article 6, the following terms shall have the meanings hereinafter set forth:

            (a) "Tax Year" means each twelve (12) consecutive month period commencing July 1 of each calendar year during the Term, including any partial year during which the Lease Term may commence.

            (b) "Real Estate Taxes" means all taxes, assessments and charges levied upon or with respect to the Building, the Exterior Areas, any personal property of Landlord used in the operation thereof, and Landlord's interest in the Building, the Exterior Areas and such personal property. For purposes of this definition of Real Estate Taxes only, references to the "Building" shall mean the Building and land thereunder. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Building or the occupants thereof, service payments in lieu of taxes, and any tax, fee, or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California or any political subdivision thereof, public corporation, district, or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance, or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Real Estate Taxes.

          (c) "Expense Year" means each twelve (12) consecutive month period commencing January 1 of each year during the Term, including any partial year during which the Lease may commence; provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Expenses shall be equitably adjusted for the Expense Years involved in any such change.

          (d) "Expenses" means the total costs and expenses paid or incurred by Landlord and/or Tenant in connection with the management, operation, maintenance and repair of the Premises, the Building and the Exterior Areas, including, without limitation, all costs of: (i) air conditioning, electricity, steam, water, heating, ventilating, mechanical, telephone and telecommunications systems, escalator and elevator systems and all other utilities and systems,
(ii) landscaping and gardening, (iii) repaving and restriping of parking areas,
(iv) repairs, and all labor and material costs related thereto, (v) security and fire protection, (vi) general maintenance, trash removal, cleaning and service contracts and the cost of all supplies, tools and equipment required in connection therewith, (vii) all insurance carried by Landlord on the Building and the Exterior Areas or in connection with the use or occupancy thereof as described in Section 21.7 below or otherwise acquired by Landlord as reasonably required for prudent property management, or, if Landlord elects not to maintain third party insurance, the costs of maintaining a self-insurance reserve program and all insurance deductibles, (viii) wages, salaries, payroll taxes and other labor costs and employee benefits, (ix) management fees at commercially reasonable rates, apportioned as appropriate to reflect the particular management functions which have been assumed by Landlord, (x) fees, charges and other costs of all independent contractors engaged by Landlord, (xi) license, permit and inspection fees, (xii) charges on or surcharges imposed by any governmental agencies on or with respect to transit or automobile usage or parking facilities, (xiii) the cost of any capital improvements (other than to the foundation, structural walls and structural elements of the roof, which shall not be included in Expenses) such cost (if incurred by Landlord) to be amortized over the useful life of the improvement in question, together with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, (xiv) the cost of contesting the validity or applicability of any governmental enactments which may affect operating expenses, and (xv) any other expenses of any kind whatsoever reasonably incurred in connection with the management, operation, maintenance and repair of the Premises, the Building and the Exterior Areas (other than Real Estate Taxes). Notwithstanding the fact that Tenant is responsible for all Expenses, Landlord shall have the right to engage a property manager to perform all or some of the maintenance and repair obligations of Tenant hereunder, as provided in Section 10.3 below, whereupon the cost of such services shall be subject to payment by Tenant pursuant to Section 6.3. "Expenses" shall not include: (A) "costs" of self-insurance in excess of an amount which would be charged by a third party carrier for coverage of the type required to be maintained by Landlord pursuant to Section 21.7 below or otherwise acquired by Landlord as reasonably required for prudent property management and, in the case of any self-insurance program maintained with respect to earthquake losses, expenses shall not include any "costs" in excess of any premium amount which would be considered commercially reasonable;
(B) costs resulting from the active negligence or willful misconduct of Landlord or Landlords' Agents; (C) expense reserves; (D) costs for which Landlord is reimbursed by insurance, warranties or guarantees; (E) leasing commissions, advertising or promotion costs; (F) costs related to Hazardous Materials covered by Landlord's indemnity as set forth in Section 8.5 or any costs which pertain to Hazardous Materials which are not Tenant's Hazardous Materials; (G) any ground rent, payments with respect to any financing secured by the Building or Premises, or any interest, late charges, penalties or fees; or (H) any insurance deductible amount, whether existing under a third party policy or a deemed deductible under Landlord's self-insurance program which exceeds a level comparable to deductibles being applied to other first-class properties in the Palo Alto area.

     6.2 Commencing on the Rent Commencement Date, Tenant shall pay to Landlord as Additional Rent one twelfth (1/12) of the installments of Real Estate Taxes for each Tax Year or portion thereof during the Term, in advance, on or before the first day of each month during such Tax Year, in an amount reasonably estimated by Landlord in a writing delivered to Tenant. In any Tax Year, Tenant shall not be required to pay more than the amount of Real Estate Taxes payable in installments for such Tax Year, whether or not Landlord elects to pay such Real Estate Taxes in full. Landlord may revise such estimates from time to time and Tenant shall thereafter make payments on the basis of such revised estimates. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord will furnish Tenant with a statement ("Landlord's Tax Statement") setting forth the actual amount of Real Estate Taxes for such Tax Year. If the actual Real Estate Taxes for such Tax Year exceeds the estimated Real Estate Taxes paid by Tenant for such Tax Year, Tenant shall pay to Landlord (whether or not this Lease has terminated) the difference between the amount paid by Tenant and the actual Real Estate Taxes within twenty
(20) days after the receipt of Landlord's Tax Statement; and if the total amount of estimated Real Estate Taxes paid by Tenant for such Tax Year exceeds the actual Real Estate Taxes for such Tax Year, such excess shall be credited against the next installments of Real Estate Taxes due from Tenant hereunder, or, if after the Termination Date, such excess shall be refunded to Tenant concurrently with the furnishing of Landlord's Tax Statement. Tenant shall have the right to arrange directly with the taxing authority for the payment of all Real Estate Taxes.

     6.3 Commencing on the Rent Commencement Date Tenant shall pay to Landlord as Additional Rent one twelfth (1/12) of the Expenses which Landlord estimates it will incur for each Expense Year or portion thereof during the Term, in advance, on or before the first day of each month during such Expense Year in an amount estimated by Landlord as stated in a written notice to Tenant. Landlord may by written notice to Tenant revise such estimates from time to time and Tenant shall thereafter make payments on the basis of such revised estimates. With reasonable promptness after the expiration of each Expense Year, Landlord will furnish Tenant with a statement ("Landlord's Expense Statement") setting forth in reasonable detail the Expenses for such Expense Year incurred by Landlord. If the actual Expenses incurred by Landlord for such Expense Year exceeds the estimated Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord (whether or not this Lease has terminated) the difference between the amount of estimated Expenses paid by Tenant and the actual Expenses within twenty (20) days after the receipt of Landlord's Expense Statement; and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Expenses for such Expense Year, such excess shall be credited against the next installments of Expenses due from Tenant to Landlord hereunder, or, if after the Termination Date, such excess shall be credited against any unpaid Base Rent or Additional Rent due hereunder and any excess shall be refunded to Tenant concurrently with the furnishing of Landlord's Expense Statement.

     6.4 If the Rent Commencement Date or Termination Date shall occur on a date other than the first or last day, respectively, of a Tax Year and/or Expense Year, Tenant's obligation to pay Real Estate Taxes and/or Expenses for the Tax Year and/or Expense Year in which the Rent Commencement Date or Termination Date occurs shall be prorated based on a 365-day year.

7.   USE OF PREMISES AND CONDUCT OF BUSINESS

     7.1 Tenant shall use and occupy the Premises during the Term of this Lease solely for the uses specified in Article 1 and for no other purpose. Landlord acknowledges that Tenant is a research and development company whose use complies with the requirements of this Lease. Except as provided in Section 18.2, not less than 80% of the Premises shall be used for research and development during the initial Term, and the entire Premises shall be used for research and development during any Renewal Term; provided that during the Term Tenant may use a reasonable proportion of the Premises for related administrative and office purposes, but only to the extent necessary to support the research and development operations at the Premises. Tenant's use of the Premises shall in all respects comply with all Applicable Laws. Tenant shall not use the Premises or allow the Premises to be used so as to create waste, constitute a nuisance, or disturb other occupants of the Stanford Research Park. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the Building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Premises except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Premises where approved by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of the Exterior Areas unless otherwise approved by Landlord in its sole discretion. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord.

     7.2 Tenant shall have the exclusive right to use all parking spaces in the Exterior Areas. Tenant shall not, at any time, park, or permit the parking of Tenant's trucks or other vehicles or the trucks and vehicles of Tenant's suppliers or others, in any portion of the Exterior Areas not designated by Landlord for such use by Tenant or use any area other than a designated parking space for the parking of any vehicle. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the parking area or other areas of the Exterior Areas. Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein. Tenant hereby authorizes Landlord at Tenant's expense to tow from the Exterior Areas any vehicle belonging to Tenant or Tenant's employees parked in violation of these parking requirements and to attach violation stickers or notices to such vehicles, Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

8.   BASE BUILDING WORK; ACCEPTANCE; BUILDING CHANGES

     8.1 Landlord and Tenant shall cooperate in creating a mutually acceptable site plan and Building design and specification that is consistent with the requirements of Tenant, Landlord, the City of Palo Alto, and all Applicable Laws. Landlord shall construct the Building shell and the hardscaping (including parking areas and any necessary parking structures), landscaping, power and utilities, and other improvements described as the "Base Building Work" as specified in and in accordance with the provisions of attached Exhibit B. Landlord will use diligent efforts to cause the construction of the
---------
Base Building Work to be completed to the extent necessary for the commencement of the Tenant Improvement Work on or before the Projected Delivery Date specified in Exhibit B, subject to Landlord's Unavoidable Delay and provided
             ---------
that Landlord shall not be required to incur overtime costs and expenses. The date of delivery of the Premises to Tenant for the commencement of the Tenant Improvement Work shall constitute the Commencement Date of this Lease. The parties anticipate that the Base Building Work will continue to be under progress during the construction of the Tenant Improvement Work, and agree that the Base Building Work and the Tenant Improvement Work shall be prosecuted in such a manner so as not to cause the completion of either the Base Building Work or the Tenant Improvement Work to be delayed beyond the Scheduled Date for Completion of the Tenant Improvement Work (as defined in Exhibit B) as such date
                                                         ---------
may be extended as provided in Exhibit B.  Landlord will, when construction
                               ---------
progress so permits, notify Tenant in advance of the approximate date on which the Premises will be available to Tenant for the commencement of the Tenant Improvement Work, and will notify Tenant when the Premises are in fact so available, which date will occur only after the Pre-Delivery Items, as defined in Section 2.2 of Exhibit B, are substantially completed. Upon Substantial Completion of the Base Building Work (as defined in Exhibit B), Landlord will
                                                    ---------
notify Tenant in writing, which notice shall constitute delivery of possession of the Premises to Tenant ("Delivery of the Premises"). Landlord will provide Tenant a certificate furnished by Landlord's architect certifying the date of completion of the Base Building Work.

     8.2 Tenant shall perform all of the Tenant Improvement Work as specified in, and in accordance with, the provisions of attached Exhibit B. Landlord
                                                       ---------
shall provide an allowance (the "Tenant Improvement Allowance") to be applied to the Tenant Improvement Costs in the amount of up to $25 per square foot of Rentable Area of the Building. The exact amount of the Tenant Improvement Allowance shall be determined at the time the exact amount of the Base Rent is determined pursuant to Section 5.1. The Tenant Improvement Allowance shall be applied to the actual Tenant Improvement Costs as provided in Exhibit B;
                                                              ---------
provided, however, that in the event any portion of the Tenant Improvement Allowance has not been applied after payment in full for the cost of the Tenant Improvement Work, Landlord agrees to reserve such excess sums and to allow Tenant to apply the remainder of the Tenant Improvement Allowance to any remodeling of the Premises which Tenant elects to undertake upon expiration or earlier termination of a sublease of the Premises. Any Tenant Improvement Costs in excess of the Tenant Improvement Allowance shall be paid by Tenant. Upon completion of the design and determination of the cost of the Tenant Improvement Work, Landlord and Tenant shall establish the estimated total costs for the Tenant Improvement Work as provided in Exhibit B. If the estimated total costs
                                       ---------
of the Tenant Improvement Work exceeds the amount of the Tenant Improvement Allowance, Tenant shall pay the amount of such difference as provided in Exhibit
                                                                         -------
B.  Tenant shall pay the entire amount of all Tenant Improvement Costs.  Tenant
-
shall use reasonable efforts to cause the completion of the Tenant Improvement Work to occur on or before the Scheduled Date for Completion of the Tenant Improvement Work, as such date may be extended in accordance with the provisions of Exhibit B. It is agreed that by occupying the Premises, Tenant formally
   ---------
accepts the same and acknowledges that the Premises are in the condition called for hereunder, subject to the Punchlist Items specified by Tenant to Landlord in writing in the certificate of acceptance executed by Tenant pursuant to the provisions of Exhibit B.
              ---------

     8.3 Without limitation of the foregoing, Tenant represents to Landlord that Tenant is aware that detectable amounts of Hazardous Materials have come to be located on, beneath and/or in the vicinity of the Premises. (See Schedule 8.4). Tenant has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of such substances and contaminants on its operations and persons using the Building and the Exterior Areas. Except as otherwise specifically provided in Sections 8.4 and 8.5 below, Landlord makes no representation or warranty with regard to the environmental condition of the Building or the Exterior Areas. Tenant, on behalf of itself and Tenant's Agents and their respective successors and assigns, hereby releases Landlord and Landlord's officers, directors, trustees, agents and employees from any and all claims, demands, debts, liabilities, and causes of action of whatever kind or nature, whether known or unknown or suspected or unsuspected which Tenant or any of Tenant's Agents may have, claim to have, or which may hereafter accrue against the released parties or any of them, arising out of or relating to or in any way connected with Hazardous Materials presently in, on or under, or now or hereafter emanating from or migrating onto the Building or the Premises, except that this release shall not extend to (a) Landlord's obligations under Section 8.5, or (b) any possible claims Tenant may have against Landlord as a matter of law by reason of Landlord's ownership of the Premises or any other property where the presence of Hazardous Materials is caused either by (i) migration onto the Premises after the Commencement Date due to Environmental Activity occurring on other property, or (ii) Hazardous Materials which meet the criteria of
Section 24.1(b) below.

     In connection with the above release, Tenant hereby waives any and all rights conferred upon it by the provisions of Section 1542 of the California Civil Code, which reads as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor", or by the provisions of any similar statute.

     8.4 Landlord represents that: (i) Schedule 8.4 is a list of written reports submitted to public agencies relating to environmental conditions on the Premises in the possession of Landlord as of the Effective Date; and (ii) to the best of Landlord's actual present knowledge, the documents set forth in Schedule 8.4, together with the public correspondence records made available by Landlord and the public records maintained by the California Environmental Protection Agency Department of Toxic Substances Control and the City of Palo Alto, incorporate all material data with respect to the presence of Hazardous Materials on or under the Premises as of the Effective Date. Tenant acknowledges that, except for Landlord's representation in the first sentence of this Section 8.4 and in Section 8.5, neither Landlord nor anyone acting for or on behalf of Landlord has made, and Tenant is not relying on, any representations or warranties to Tenant or anyone acting or claiming to act on Tenant's behalf, concerning the condition of the Premises, and Tenant is relying solely upon the advice of Tenant's own engineering, environmental, health, safety and other advisors.

     8.5 Landlord shall indemnify, defend and hold harmless Tenant, its shareholders, offices and directors, and its permitted Transferees (as defined in Section 18.2) (collectively, "Tenant Indemnitees") from and against any and all claims, demands, actions, suits, orders, proceedings, judgments or injunctions threatened, made, brought, or entered against any Tenant Indemnitee by any federal, state or local environmental governmental agency, or by any other person, or class of persons, including, without limitation, those for bodily injury, damage to real or personal property, or costs of response as defined by Section 101(25) of CERCLA, 42 U.S.C. 9601(25) (collectively, "Claims") to the extent such Claims arise out of or result from
(a) Hazardous Materials in, on, under or emanating from the Premises prior to the Commencement Date, and Hazardous Materials which are in, on, or under the Premises prior to the Commencement Date and thereafter emanate from the Premises, (b) any violation by Landlord of any Environmental Law, or (c) acts of any third party present on the Premises pursuant to an agreement entered into by Landlord permitting such party access to the Premises for purposes of testing, monitoring or remediation of Hazardous Materials (collectively, "Landlord's Environmental Indemnity Obligations"). Notwithstanding anything to the contrary herein, Landlord's Environmental Indemnity Obligations shall not include any of the following: (i) any Claims to the extent such Claims arise out of or are proximately caused by a breach of any provision of this Lease by Tenant or another Tenant Indemnitee, (ii) any Claims to the extent such claims arise out of any Tenant's Hazardous Materials, (iii) any Claims brought by any employee of Tenant or any Tenant Indemnitee to the extent such Claim is covered by worker's compensation insurance maintained by Tenant or such Tenant Indemnitee, provided that nothing herein shall release Landlord from liability for any such claim to the extent that an independent basis (other than pursuant to this Lease or to any workers' compensation laws) for any such liability exists, or (iv) any claims based on loss of use or occupancy of the Premises or any part thereof by Tenant or any Tenant Indemnitee, or injury to or inconvenience or interference with Tenant's or any Tenant Indemnitee's business, and any Claims for lost profits or lost revenues or any type or kind resulting therefrom, provided that Tenant shall be entitled to an abatement of Rent otherwise due hereunder to the extent that the Premises are rendered unusable as a result of the presence of any condition which would be the subject of Landlord's Environmental Indemnity Obligations but for this subsection (iv). In no event shall Landlord's Environmental Indemnity Obligations include remediation to standards more stringent than those required by the appropriate governmental agencies in order to comply with Environmental Laws. In case any claim, action or proceeding be brought, made or initiated against Tenant relating to any matter covered by Landlord's indemnification obligations under this Section 8.5, Landlord, upon notice from Tenant, shall at its sole cost and expense, resist or defend such claim, action or proceeding by attorneys reasonably approved by Tenant. Landlord's obligations under this Section 8.5 shall survive the expiration or earlier termination of this Lease.

     If so requested in writing, at the time that Landlord consents to a proposed transfer, or promptly following such request in the case of a transfer that does not require consent, Landlord shall confirm that Landlord's Environmental Indemnity Obligations will operate in favor of the transferee in question.

     8.6 Landlord reserves the right, at any time and from time to time, to make alterations, additions, repairs or improvements to all or any part of the Building and the Exterior Areas, the fixtures and equipment therein and the arcades, plazas and walkways outside the Building, including, without limitation, the heating, ventilating, air-conditioning, plumbing, electrical, fire protection, life safety, security and other mechanical, electrical and communications systems of the Building (herein called the "Building Systems"), the Exterior Areas and all other parts of the Building, and to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets and other public parts of the Building provided that any such alterations or additions shall not materially diminish the quality or quantity of services being provided to the Premises or adversely affect the functional utilization of the Premises.

9.   ALTERATIONS BY TENANT

     9.1 After completion of the Tenant Improvement Work, Tenant shall not make or permit any alterations to the Building Systems, and shall not make or permit any alterations, installations, additions or improvements, structural or otherwise (herein individually called an "Alteration" and collectively called "Alterations") in or to the Premises or the Building without Landlord's prior written consent, which Landlord shall give or withhold in Landlord's reasonable discretion. Notwithstanding the foregoing, Landlord's consent may be withheld in its sole discretion in the case of Alterations that affect the Building structure or exterior appearance. Landlord's consent shall not be required for Alterations which do not require a building permit, do not affect the Building structure, Building systems or exterior appearance, and which are not anticipated to cost in excess of Fifty Thousand Dollars ($50,000) for any one project. All Alterations shall be done at Tenant's expense, in accordance with any design guidelines established by Landlord and plans and specifications approved by Landlord, and subject to all other conditions which Landlord may in its reasonable discretion impose. Tenant shall be solely responsible for obtaining, at its sole cost and expense, all permits and approvals required for any Alterations. Tenant shall pay to Landlord upon demand Landlord's reasonable out-of-pocket costs incurred in reviewing plans and specifications and otherwise incurred in connection with Landlord's review of any Alterations requiring Landlord's approval.

     9.2    The following provisions of this Section 9.2 shall apply to all
Alterations:

            (a) Prior to entering into a contract for such Alterations, Tenant shall obtain Landlord's written approval, which approval shall not be unreasonably withheld, of the identity of each of the design architect and the general contractor.

            (b) Before commencing the construction of any such Alterations, Tenant shall procure or cause to be procured the insurance coverage described below in the limits hereinafter provided, and provide Landlord with certificates of such insurance in form reasonably satisfactory to Landlord. All such insurance shall comply with the following requirements of this Section 9.2(b) and with Article 21.

                (i) During the course of construction, to the extent not covered by property insurance maintained by Tenant pursuant to Article 21, comprehensive "all risk" builder's risk insurance, including vandalism and malicious mischief, excluding earthquake and flood, covering all improvements in place on the Premises, all materials and equipment stored at the site and furnished under contract, and all materials and equipment that are in the process of fabrication at the premises of any third party or that have been placed in due course of transit to the Premises when such fabrication or transit is at the risk of, or when title to or an insurable interest in such materials or equipment has passed to, Tenant or its construction manager, contractors or subcontractors (excluding any contractors', subcontractors' and construction managers' tools and equipment, and property owned by the employees of the construction manager, any contractor or any subcontractor), such insurance to be written on a completed value basis in an amount not less than the full estimated replacement value of Alterations.

                (ii) Comprehensive liability insurance covering Tenant, Landlord and each construction manager, contractor and subcontractor engaged in any work on the Premises, which insurance may be effected by endorsement, if obtainable, on the policy required to be carried pursuant to Article 21, including insurance for completed operations, elevators, owner's, construction manager's and contractor's protective liability, products completed operations for three (3) years after the date of acceptance of the work by Tenant, broad form blanket contractual liability, broad form property damage and full form personal injury (including but not limited to bodily injury), covering the performance of all work at or from the Premises by Tenant, its construction manager, contractors and subcontractors, and in a liability amount not less than the amount at the time carried by prudent owners of comparable construction projects in the Santa Clara valley, but in any event not less than Two Million Dollars ($2,000,000) combined single limit, which policy shall contain a cross-liability clause or separation of insureds provision and an endorsement deleting the property damage exclusion as to explosion, underground, and collapse hazards, and shall include thereunder for the mutual benefit of Landlord and Tenant, bodily injury liability and property damage liability automobile insurance on any non-owned, hired or leased automotive equipment used in the construction of any work.

               (iii) Workers' Compensation Insurance, or self insurance approved by the State of California, covering all employees of contractors engaged by Tenant in the amounts and coverages required under workers' compensation, disability and similar employee benefit laws applicable to the Premises, and Employer's Liability Insurance with limits not less than One Million Dollars ($1,000,000) or such higher amounts as may be required by law, covering all workers employed by any construction manager, contractor or subcontractor.

          (c) All construction and other work in connection with any Alterations shall be done at Tenant's sole cost and expense and in a prudent and first class manner. Tenant shall construct the Alterations in strict accordance with all Applicable Laws, and with plans and specifications that are in accordance with the provisions of this Article 9 and all other provisions of this Lease. Alterations shall be at least equal in quality to the Tenant Improvements as initially constructed.

          (d) Prior to the commencement of any construction, Alteration, addition, improvements, repair or landscaping in excess of Ten Thousand Dollars ($10,000), Landlord shall have the right to post in a conspicuous location on the Premises as well as to record with the County of Santa Clara, a Notice of Landlord's Nonresponsibility. Tenant covenants and agrees to give Landlord at least ten (10) days prior written notice of the commencement of any such construction, alteration, addition, improvement, repair or landscaping in order that Landlord shall have sufficient time to post such notice.

          (e) Tenant shall take all necessary safety precautions during any construction.

          (f) Tenant shall prepare and maintain (i) on a current basis during construction, annotated plans and specifications showing clearly all changes, revisions and substitutions during construction, and (ii) upon completion of construction, as-built drawings showing clearly all changes, revisions and substitutions during construction, including, without limitation, field changes and the final location of all mechanical equipment, utility lines, ducts, outlets, structural members, walls, partitions and other significant features. These as-built drawings and annotated plans and specifications shall be kept at the Premises and Tenant shall update them as often as necessary to keep them current. The as-built drawings and annotated plans and specifications shall be made available for copying and inspection by Landlord at all reasonable times.

          (g) Upon completion of the construction of any Alterations in excess of Ten Thousand Dollars ($10,000) during the Term, Tenant shall file for recordation, or cause to be filed for recordation, a notice of completion and shall deliver to Landlord evidence satisfactory to

Landlord of payment of all costs, expenses, liabilities and liens arising out of or in any way connected with such construction (except for liens that are contested in the manner provided herein).

     9.4 Except as provided in Section 9.5, all Alterations, appurtenances, fixtures, improvements, equipment, additions and other property attached to or installed in the Premises at the commencement of or during the Term, whether temporary or permanent in nature, shall immediately be and remain the property of Landlord and at the end of the Term, all such Alterations, appurtenances, fixtures, improvements, equipment, additions and other property shall, at Landlord's option, either remain on the Premises without compensation to Tenant, or be removed in accordance with Section 9.5. At the request of Tenant, Landlord will notify Tenant in writing at the time of Landlord's approval whether or not the proposed Alterations will be required to be removed. Tenant shall have no obligation to remove any (a) Tenant Improvement Work, or (b) any Alterations that Landlord has specified in writing would not be required to be removed.

     9.5 All furniture, furnishings, equipment and articles of movable personal property installed in the Premises by or for the account of Tenant and not paid for by the Tenant Improvement Allowance (except for ceiling and related fixtures, HVAC equipment and floor coverings), and which can be removed without structural or other material damage to the Building (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant and may be removed by it at any time during the Term; provided, however, that any equipment or other property which was paid for by the Tenant Improvement Allowance or which is a replacement for items originally paid for by the Tenant Improvement Allowance shall not be considered Tenant's Property. Upon the Termination Date, Tenant shall have removed from the Premises all of Tenant's Property except such items as the parties have agreed are to remain and to become the property of Landlord and, upon the request of Landlord, Tenant, at its sole cost and expense, shall also remove any Alterations designated by Landlord to be removed and not previously specified by Landlord as not required to be removed. Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from such removal. If Tenant fails to perform such obligations, Landlord, without limitation of any other right or remedy, may perform such obligations at Tenant's expense and Tenant shall promptly reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Tenant's obligations under this Section 9.5 shall survive the termination of this Lease. Any items of Tenant's Property which shall remain in the Premises after the Termination Date may, at the option of Landlord, be deemed abandoned and in such case may either be retained by Landlord as its property or be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

10.  REPAIRS AND MAINTENANCE

     10.1 Landlord will repair and maintain the structural portions of the Building (the structural elements of the roof, foundation and structural walls), and the costs of such repair and maintenance shall not be included in Expenses under Article 6 above. Landlord shall not be liable for any failure to make any repair or to perform any maintenance which is Landlord's obligation hereunder unless such failure shall persist for any unreasonable time after written notice of the need for such repair or maintenance is received by Landlord. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to Tenant's business or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Building or to fixtures, appurtenances and equipment therein.

     10.2 Except as otherwise provided in this Section 10, Tenant shall take good care of the Premises and keep the Premises in good working order and in a clean, safe and sanitary condition. Landlord shall assign to Tenant all warranties obtained in connection with the construction of the Building which are applicable to Tenant's repair and maintenance obligations under this Lease. All repairs and replacements by Tenant shall be made and performed: (a) at Tenant's cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics approved by Landlord, (c) so that the same shall be at least equal in quality, value and utility to the original work or installation, and (d) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Building Systems or the Building, and (e) in accordance with the Rules and Regulations adopted by Landlord from time to time and all Applicable Laws. Tenant hereby waives and releases any right it may have to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

     10.3 Landlord may elect to perform repairs and maintenance to the Building Systems and Exterior Areas, in which case, subject to the provisions of Section
6.1 above, all costs of such repair and maintenance shall be included in Expenses. Landlord shall notify Tenant at least thirty (30) days in advance of the effective date of Landlord's election, which notice shall state in reasonable detail those functions which Landlord will elect to perform, which may include all, or less than all, of the repair and maintenance functions for the Premises. Landlord will perform the referenced repair and maintenance functions in accordance with prudent management practices applicable to first class properties in the vicinity of the Premises.

11.  LIENS

     Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. If Tenant shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause any such lien to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, reasonable counsel fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, and the Building, from mechanics' and materialmen's liens.

12.  UTILITIES

     12.1 Tenant shall be solely responsible for and shall make any and all arrangements for and shall pay for all utilities and services furnished to or used at the Premises, including, without limitation, all water, gas, electricity, telephone and other electronic communications service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to the Premises.

     12.2 Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar.

13.  COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS

     13.1 Except as otherwise provided in this Lease, Tenant shall comply with all Applicable Laws at Tenant's sole cost and expense. Without in any way limiting the generality of the foregoing obligation of Tenant, except as expressly provided in attached Exhibit B with respect to the Base Building Work,
                               ---------
Tenant shall be solely responsible for compliance with and shall make or cause to be made all such improvements and alterations to the Premises (including, without limitation, removing such barriers and providing such alternative services) as shall be required by the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the "ADA"), and Title 24 of the California Code of Regulations, as the same may be amended from time to time, or by any similar or successor law and the rules promulgated thereunder. Tenant's liability shall be primary and Tenant shall indemnify Landlord in accordance with Section 21.1 in the event of any failure or alleged failure of Tenant to comply.
Notwithstanding the foregoing, capital improvements to the Building required by any change in Applicable Laws after the Commencement Date that are not required as a result of Tenant's operations in the Premises or the Alterations, additions and improvements made by Tenant to the Premises, or by the acts, omissions or negligence of Tenant or Tenant's Agents, shall be performed by Landlord and the cost of such capital improvements shall be included in Expenses as provided in
Article 6 above. Any work or installations made or performed by or on behalf of Tenant or any person or entity claiming through or under Tenant pursuant to the provisions of this Article 13 shall be made in conformity with and subject to the provisions of Article 9.

     13.2 Tenant shall not do anything, or permit anything to be done, in or about the Premises that would: (a) invalidate or be in conflict with the provisions of or cause any increase in the applicable rates for any fire or other insurance policies covering the Building or any property located therein, or (b) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Landlord, or (c) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.

14.  SUBORDINATION

     Without the necessity of any additional documentation, this Lease shall be subject and subordinate at all times to: (a) all reciprocal easement agreements, and any ground leases or underlying leases which may now exist or hereafter be executed affecting any or all of the Building (provided that Landlord agrees not to enter into any easement agreement that would materially interfere with Tenant's access to the Premises or use of Tenant's parking area), and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. As of the date hereof, the Premises are not encumbered with any mortgage or deed of trust. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any of the items referred to in clause (a) or (b) above. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, (i) no person or entity which as a result of the foregoing succeeds to the interest of the Landlord under the Lease, (any such person or entity being herein referred to as a "Successor") shall be liable for any default by Landlord or any other matter that occurred prior to the date such Successor

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

succeeded to Landlord's interest in this Lease, and (ii) Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the Successor, at the option of such Successor. The provisions of this Article 14 shall be self-operative and no further instrument shall be required. Tenant covenants and agrees, however, to execute and deliver, upon demand by Landlord and in the form requested by Landlord and reasonably acceptable to Tenant, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, reciprocal easement agreements or similar documents or instruments, or with respect to the lien of any such mortgage or deed of trust and Tenant's failure to execute and deliver any such document within ten (10) business days after such demand by Landlord shall constitute an Event of Default under this Lease. Notwithstanding the foregoing, Tenant shall not be required to effectuate such subordination unless the mortgagee or trustee named in such mortgage, deed of trust or other encumbrance or the parties to such ground or underlying lease, shall first agree in writing, for the benefit of Tenant, that so long as Tenant is not in default under any of the provisions, covenants or conditions of this Lease on the part of Tenant to be kept and performed beyond any applicable cure periods, that neither this Lease nor any of Tenant's rights hereunder shall be terminated or modified or be subject to termination or modification, nor shall Tenant's possession of the Premises be disturbed or interfered with, by any trustee's sale or by an action or proceeding to foreclose said mortgage, deed of trust or other encumbrance or termination of such ground or underlying lease. Should a lender or prospective lender providing financing for the Building, or a prospective purchaser of the Building require financial statements relating to Tenant, Tenant shall submit to such lender or prospective lender or purchaser any such financial statements, and shall keep such reports current so long as such lender or prospective lender or purchaser shall require, provided that Tenant shall not be required to produce any financial statements that Tenant does not prepare and maintain in the normal course of its business. Landlord agrees to use its reasonable efforts to maintain the confidentiality of all information regarding Tenant's business obtained pursuant to this Article 14.

15.  LANDLORD'S INABILITY TO PERFORM

     If Landlord is unable to perform, or is delayed in performing, any construction, installations, decorations, repairs, alterations, additions or improvements, under this Lease, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease, by reason of acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain utilities or materials or by any other reason beyond Landlord's reasonable control, then no such inability or delay by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience, annoyance, interruption, injury or loss to or interference with Tenant's business or use and occupancy or quiet enjoyment of the Premises or any loss or damage occasioned thereby. Tenant hereby waives and releases any right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

16.  DESTRUCTION

     16.1 If the Building or any portion thereof is damaged by fire or other casualty, Landlord shall forthwith repair the same (including the Tenant Improvement Work and any Tenant's Alterations that, pursuant to Section 9.4, Landlord has specified would not be required to be removed) provided that such repairs can be made under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof within nine (9) months after the date of such damage (or in the case of damage occurring during the last twenty-four
(24) months of the Term, provided that such repairs can be made within ninety
(90) days after the date of such damage) and are fully covered (except for any deductible) by proceeds of insurance required to be maintained by Landlord pursuant to Section 21.7 hereof (or would be covered except for the fact that Landlord is self-insured), and, in the case of damage resulting from earthquake, the cost of such repairs that is not fully covered by insurance proceeds or by Landlord's self-insurance program does not exceed five percent (5%) of the replacement cost of the Building. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Base Rent and Tenant's obligation to pay Real Estate Taxes and Expenses from the date of such casualty and during the period such repairs are being made by a proportionate amount based upon the extent of interference with Tenant's operations in the Premises. As soon as reasonably practicable but in any event within sixty (60) days after the date of such damage, Landlord shall notify Tenant whether or not the aforesaid requirements are met. If such requirements are not met, Landlord shall have the option, exercisable within sixty (60) days after the date of such damage either to: (a) notify Tenant of Landlord's intention to repair such damage, in which event this Lease shall continue in full force and effect (unless terminated by Tenant pursuant to Section 16.2 below); Landlord shall diligently prosecute such repairs to completion, and the Base Rent Real Estate Taxes and Expenses shall be reduced as provided herein; or (b) notify Tenant of Landlord's election to terminate this Lease as of a date specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after notice is given. If such notice to terminate is given by Landlord, this Lease shall terminate on the date specified in such notice, unless Tenant elects within thirty (30) days (by giving written notice to Landlord) to pay for any costs not covered by insurance, in which case this Lease shall continue, Landlord shall make the repairs and Tenant shall reimburse Landlord upon demand for all excess costs of repair not covered by insurance.

     16.2 If the Building is damaged by fire or other casualty to such extent that the Premises are rendered inaccessible or substantially unusable by Tenant for the conduct of its operations, and Landlord has not exercised its right to terminate this Lease, and Landlord has notified Tenant that the necessary repairs thereof cannot be completed within twelve (12) months (or in the case of damage occurring in the last twelve (12) months of the Term, within sixty (60)
days), then Tenant shall have the option, exercisable within fifteen (15) days after receipt of Landlord's notice, to terminate this Lease as of a date specified in such notice which shall not be more than sixty (60) days after such notice is given. If such notice to terminate is given by Tenant, this Lease shall terminate on the date specified in such notice.

     16.3 In case of termination pursuant to Sections 16.1 or 16.2 above, the Base Rent, Real Estate Taxes and Expenses shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Base Rent and Real Estate Taxes and Expenses up to the date of termination. Landlord agrees to refund to Tenant any Base Rent and Additional Rent previously paid for any period of time subsequent to such date of termination or otherwise in excess of the amount due hereunder. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair: (a) any damage by fire or other cause to Tenant's Property or any Alterations (other than any Alterations that, pursuant to Section 9.4, Landlord has specified would not be required to be removed), or (b) any uninsured damage caused by the negligence of Tenant, its contractors, agents, licensees or employees, which is of a type that would not be covered by the insurance described in Section 21.7, or (c) any repairs or replacements of any paneling, decorations, railings, floor coverings, fixtures or other improvements installed on the Premises by or at the expense of Tenant.

     16.4 If Landlord elects or is required hereunder to repair, reconstruct or restore the Premises after any damage or destruction thereto, Tenant shall be responsible for, at its own expense and at its election, the repair and replacement of Tenant's Property (or comparable improvements approved by Landlord) and any Alterations (other than any Alterations that, pursuant to
Section 9.4, Landlord has specified would not be required to be removed). Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, or any other statute or law that may be in effect at the time of the occurrence of any such damage or destruction, under which a lease is automatically terminated or a tenant is given the right to terminate a lease upon such an occurrence.

     16.5 Tenant shall have no interest in or claim to any portion of the proceeds of any insurance or self-insurance maintained by Landlord. If Landlord is entitled and elects not to rebuild the Building hereunder or if this Lease terminates pursuant to Section 16.1 or 16.2, Landlord shall relinquish to Tenant such claim as Landlord may have for any part of the proceeds of any insurance maintained by Tenant under Section 21.2(b) of this Lease. Except as otherwise provided herein, Landlord shall have no interest in or claim to any portion of the proceeds of any insurance maintained by Tenant under Section 21.2(b).

     16.6 If Landlord is required or elects to make any repairs, reconstruction or restoration of any damage or destruction to the Building under any of the provisions of this Article 16, Tenant shall not be entitled to any damages by reason of any inconvenience or loss sustained by Tenant as a result thereof. During the period commencing with the date of any such damage or destruction that Landlord is required or elects hereunder to repair, reconstruct or restore, and ending with the completion of such repairs, reconstruction or restoration the Base Rent, Real Estate Taxes and Expenses shall be proportionately reduced based upon the extent to which such damage and the making of such repairs by Landlord shall interfere with the business carried on by Tenant in the Premises. The full amount of Base Rent, Real Estate Taxes and Expenses shall again become payable immediately upon the completion of such work of repair, reconstruction or restoration. Except as expressly hereinabove provided, there shall be no reduction, change or abatement of any rental or other charge payable by Tenant to Landlord hereunder, or in the method of computing, accounting for or paying the same.

17.  EMINENT DOMAIN

     17.1 If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking of the Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date, provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. If any material part of the Exterior Areas shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, whether or not the Premises are affected, Landlord shall have the right to terminate this Lease by written notice to Tenant within thirty (30) days of the date of taking. If any material part of the Exterior Areas shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, such that Tenant's access to or use of the Premises is materially adversely affected, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days of the date of taking. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided that Landlord shall have no claim to any portion of the award that is specifically allocable to Tenant's relocation expenses or the interruption of or damage to Tenant's business. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Base Rent thereafter to be paid shall be adjusted as follows:

          (a) During the period between the date of such actual taking and the completion of said repairs, reconstruction or restoration, Tenant shall be entitled to a reduction of Base Rent, Real Estate Taxes and Expenses by a proportionate amount based upon the extent of interference with Tenant's operations in the Premises.

          (b) Upon completion of said repairs, reconstruction or restoration, and thereafter throughout the remainder of the Lease Term, the Base Rent shall be recalculated based on the remaining total number of square feet of Rentable Area of the Premises.

          (c) A voluntary sale by Landlord of all or any part of the Building or the Exterior Areas to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purposes of this
Article 17.

     17.2 Notwithstanding any other provision of this Article 17, if a taking occurs with respect to all or any portion of the Premises for a period of twelve months or less, this Lease shall remain unaffected thereby and Tenant shall continue to pay Base Rent and Additional Rent and to perform all of the terms, conditions and covenants of this Lease, provided that Tenant shall have the right to terminate this Lease if the taking continues beyond twelve months. In the event of any such temporary taking, and if this Lease is not terminated, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term up to the total Base Rent and Additional Rent owing by Tenant for the period of the taking, and Landlord shall be entitled to receive the balance of any award.

     17.3 Tenant hereby waives and releases any right to terminate this Lease in whole or in part under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure or under any similar law, statute or ordinance now or hereafter in effect.

18.  ASSIGNMENT AND SUBLETTING

     18.1 Tenant shall not directly or indirectly (including, without limitation, by merger, acquisition, or other transfer of any controlling interest in Tenant), voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of its interest in or rights with respect to the Premises or its leasehold estate hereunder (collectively, "Assignment"), or permit all or any portion of the Premises to be occupied by anyone other than itself or sublet all or any portion of the Premises (collectively, "Sublease") without Landlord's prior written consent in each instance, as provided herein below, which consent, subject to the remaining provisions of this Article 18, shall not be unreasonably withheld. A "partnering" arrangement which does not entitle a third party to exclusive possession of any portion of the Premises to the exclusion of Tenant or a permitted Transferee, and is not otherwise intended to circumvent the provisions of this Article 18, shall not be considered a Sublease of the Premises.

     18.2 If Tenant desires to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall give written notice (herein called "Notice of Proposed Transfer") to Landlord of its intention to do so, which notice shall contain (i) the name and address of the proposed assignee, subtenant or occupant ("Transferee"), (ii) the nature of the proposed Transferee's business to be carried on in the Premises (including a description of any proposed Environmental Activity), (iii) the terms and provisions of the proposed Assignment or Sublease and (iv) such financial information as Landlord may reasonably request concerning the proposed Transferee. Without limitation of any other provision hereof, it shall not be unreasonable for Landlord to withhold its consent if (i) an Event of Default has occurred and has not been cured within the applicable cure period, (ii) the use of the Premises would not comply with the provisions of this Lease, or (iii) in Landlord's judgment, the proposed Transferee does not have the financial capability to perform its obligations under the Lease. Notwithstanding the foregoing, Landlord's consent to a Sublease will not be withheld solely because the Transferee is a service firm rather than a research and development company, and the use restriction of
Section 7.1 shall not apply to an otherwise acceptable Sublease.

     18.3 Landlord shall use reasonable efforts to respond to Tenant's request for approval within thirty (30) days after receipt of the Notice of Proposed Transfer. If Landlord approves the proposed Assignment or Sublease, Tenant may, not later than ninety (90) days thereafter, enter into such Assignment or Sublease with the proposed Transferee upon the terms and conditions set forth in the Notice of Proposed Transfer. Fifty percent (50%) of the Excess Rent received by Tenant shall be paid to Landlord as and when received by Tenant; provided that Tenant shall not be required to pay any Excess Rent to Landlord on any Sublease during the first six (6) years of the Term. For purposes hereof "Excess Rent" means any rent or other consideration received by Tenant in excess of (i) the Base Rent and Additional Rent payable hereunder (or the amount thereof proportionate to the portion of the Premises subject to such Sublease in the case of a sublease of a portion of the Premises), (ii) reasonable brokerage commissions incurred in connection with such Sublease or Assignment, (iii) tenant improvement costs that are recouped through rent charged to the Transferee, and (iv) Tenant's legal fees in connection with the Assignment or Sublease.

     18.4 In addition to Landlord's other rights hereunder, (a) Landlord shall have the right at any time within thirty (30) days after Landlord's receipt of the Notice of Proposed Transfer with respect to any proposed Assignment, other than an assignment to a related entity described in Section 18.6, by written notice to Tenant, to elect to terminate this Lease, and (b) during the Renewal Term, Landlord shall have the rights stated in subsection (a) with respect to either a proposed Assignment (other than to a related entity described in Section 18.6) or a proposed Sublease. If Landlord elects to terminate the Lease pursuant hereto, Landlord shall be entitled to enter into a lease with respect to the Premises (or portion thereof specified in said Notice of Proposed Transfer) with the proposed Transferee identified in Tenant's notice.

     18.5 No Sublease or Assignment by Tenant nor any consent by Landlord thereto shall relieve Tenant of any obligation to be performed by Tenant under this Lease. Any Sublease or Assignment that is not in compliance with this
Article 18 shall be null and void and, at the option of Landlord, shall constitute a noncurable default by Tenant under this Lease and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or under the laws of the State of California. The acceptance of any Rent or other payments by Landlord from a proposed Transferee shall not constitute consent to such Sublease or Assignment by Landlord or a recognition of any Transferee, or a waiver by Landlord of any failure of Tenant or other transferor to comply with this Article 18.

     18.6 Notwithstanding anything in this Article 18 to the contrary, but subject to the provisions of Section 18.7 below, Landlord's prior written consent shall not be required, and Section 18.4 shall not apply, for a transfer of corporate shares by bequest or inheritance between or among the present majority stockholders of Tenant, to their immediate family, or any trust created for the benefit of such immediate family member or members; or any Assignment of this Lease to any of the following: (i) a subsidiary, affiliate, division or corporation which controls, is controlled by, or which is under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization, (iii) a purchaser of substantially all of Tenant's assets, or (iv) in the case of a public offering of the stock of Tenant, the purchasers of Tenant's capital stock; provided that after such assignment or transfer the operation of the business conducted in the Premises shall be in the manner required by this Lease. For purposes of the preceding sentence, the term "control" means owning directly or indirectly fifty percent (50%) or more of the beneficial interest in such entity, or having the direct or indirect power to control the management policies of such person or entity, whether through ownership, by contract or otherwise. Tenant agrees to inform Landlord in writing within thirty (30) days of any Assignment or other transfer referred to in this Section 18.6.

     18.7 With respect to any Assignment, any Transferee approved by Landlord shall, from and after the effective date of the Assignment, assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent and Additional Rent, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. No Assignment shall be binding on Landlord unless Tenant or Transferee shall deliver to Landlord a counterpart of the Assignment and an instrument that contains a covenant of assumption by such Transferee satisfactory in substance and form to Landlord, and consistent with the requirements of this Section 18.7. Any failure or refusal of such Transferee to execute such instrument of assumption shall constitute a default under this Lease but shall not release or discharge such Transferee from its liability as set forth above.

19.  DEFAULT

     19.1 The occurrence of any of the following shall be an Event of Default on the part of Tenant hereunder:

          (a) Failure to pay any part of the Base Rent or Additional Rent herein reserved, or any other sums of money that Tenant is required to pay hereunder at the times or in the manner herein provided, when such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant; any such notice shall be deemed to be the notice required under California Code of Civil Procedure Section 1161; provided, however, that Landlord shall not be required to provide Tenant with such notice more than twice in any calendar year and any such failure by Tenant during such calendar year after Tenant has received two such prior notices shall constitute an Event of Default.

          (b) Failure to perform any nonmonetary provision of this Lease when such failure shall continue for a period of thirty (30) days, or such other period as is expressly set forth herein, after written notice thereof from Landlord to Tenant; any such notice shall be deemed to be the notice required under California Code of Civil Procedure Section 1161; provided that if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, then an Event of Default shall not be deemed to have occurred if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently and continuously prosecute such cure to completion. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord expressly so elects in such notice.

          (c) The vacation of the Premises for a period of thirty consecutive days or more except in connection with repair or restoration undertaken in accordance with Articles 9 or 16 of this Lease, or the abandonment of the Premises.

          (d) Tenant shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy, insolvency, reorganization, dissolution or liquidation under any law or statute of any government or any subdivision thereof either now or hereafter in effect, make an assignment for the benefit of its creditors, consent to or acquiesce in the appointment of a receiver of itself or of the whole or any substantial part of the Premises.

          (e) A court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver of Tenant or of the whole or any substantial part of the Premises and such order, judgment or decree shall not be vacated, set aside or stayed within forty-five (45) days after the date of entry of such order, judgment, or decree, or a stay thereof shall be thereafter set aside.

          (e) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant under any bankruptcy, insolvency, reorganization, dissolution or liquidation law or statute of the Federal government or any state government or any subdivision of either now or hereafter in effect, and such order, judgment or decree shall not be vacated, set aside or stayed within forty-five (45) days from the date of entry of such order, judgment or decree, or a stay thereof shall be thereafter set aside.

     19.2 Upon the occurrence of an Event of Default, Landlord shall have the following rights and remedies:

          (a) The right to terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises in accordance with Article 40, and pay to Landlord all Base Rent, Additional Rent and other charges and amounts due from Tenant hereunder to the date of termination.

          (b) The rights and remedies described in California Civil Code Section 1951.2, including without limitation, the right to recover the worth at the time of award of the amount by which the Base Rent, Additional Rent and other charges payable hereunder for the balance of the Term after the time of award exceed the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subdivision (b) of said Section 1951.2, and the right to recover any amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom which, without limiting the generality of the foregoing, includes unpaid taxes and assessments, any direct costs or expenses incurred by Landlord in recovering possession of the Premises, maintaining or preserving the Premises after such default, preparing the Premises for reletting to a new tenant, any repairs or alterations to the Premises for such reletting, leasing commissions, architect's fees and any other costs necessary or appropriate either to relet the Premises or, if reasonably necessary in order to relet the Premises, to adapt them to another beneficial use by Landlord and such amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

          (c) The rights and remedies described in California Civil Code Section 1951.4 that allow Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Base Rent, Additional Rent and other charges payable hereunder as they become due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

          (d) The right and power, as attorney in fact for Tenant, to enter and to sublet the Premises, to collect rents from all subtenants and to provide or arrange for the provision of all services and fulfill all obligations of Tenant under any permitted subleases and Landlord is hereby authorized on behalf of Tenant, but shall have absolutely no obligation, to provide such services and fulfill such obligations and to incur all such expenses and costs as Landlord deems necessary in connection therewith. Tenant shall be liable immediately to Landlord for all direct costs and expenses Landlord reasonably incurs in collecting such rents and arranging for or providing such services or fulfilling such obligations. Landlord is hereby authorized, but not obligated, to relet the Premises or any part thereof on behalf of Tenant, to incur such expenses as may be necessary to effect a relet and make said relet for such term or terms, upon such conditions and at such rental as Landlord in its sole discretion may deem proper. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the Premises including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting. If Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it as a result of such reletting against any amounts due from Tenant hereunder to the extent that such rent or other proceeds compensate Landlord for the nonperformance of any obligation of Tenant hereunder. Such payments by Tenant shall be due at such times as are provided elsewhere in this Lease, and Landlord need not wait until the termination of this Lease, by expiration of the Term hereof or otherwise, to recover them by legal action or in any other manner. Landlord may execute any lease made pursuant hereto in its own name, and the Tenant thereunder shall be under no obligation to see to the application by Landlord of any rent or other proceeds, nor shall Tenant have any right to collect any such rent or other proceeds. Landlord shall not by any reentry or other act be deemed to have accepted any surrender by Tenant of the Premises or Tenant's interest therein, or be deemed to have otherwise terminated this Lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord's election to do so as set forth herein.

          (e) The right to have a receiver appointed upon application by Landlord to take possession of the Premises and to collect the rents or profits therefrom and to exercise all other rights and remedies pursuant to Section 19.2(d).

          (f) The right to enjoin, and any other remedy or right now or hereafter available to a Landlord against a defaulting Tenant under the laws of the State of California or the equitable powers of its courts, and not otherwise specifically reserved herein.

     19.3 Except as otherwise expressly provided in this Article 19, Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to enter or re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 or 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default.

     19.4 The various rights and remedies reserved to Landlord herein, including those not specifically described herein, shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity and the exercise of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by Landlord of any or all other rights and remedies.

20.  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULTS

     If Tenant shall fail or neglect to do or perform any act or thing herein provided by it to be done or performed and such failure shall not be cured within any grace period provided herein, then Landlord may, but shall not be required to, make any payment payable by Tenant hereunder, discharge any lien, take out, pay for and maintain any insurance required hereunder, or do or perform or cause to be done or performed any such other act or thing (entering upon the Premises for such purposes, if Landlord shall so elect), and Landlord shall not be or be held liable or in any way responsible for any loss, disturbance, inconvenience, annoyance or damage resulting to Tenant on account thereof, and Tenant shall repay to Landlord upon demand the entire reasonable cost and expense thereof, including, without limitation, compensation to the agents, consultants and contractors of Landlord and reasonable attorneys' fees and expenses. Landlord may act upon shorter notice or no notice at all if necessary in Landlord's reasonable judgment to meet an emergency situation or governmental or municipal time limitation or to protect Landlord's interest in the Premises. Landlord shall not be required to inquire into the correctness of the amount or validity of any tax or lien that may be paid by Landlord and Landlord shall be duly protected in paying the amount of any such tax or lien claimed and in such event Landlord also shall have the full authority, in Landlord's sole judgment and discretion and without prior notice to or approval by Tenant, to settle or compromise any such lien or tax. Any act or thing done by Landlord pursuant to the provisions of this Article shall not be or be construed as a waiver of any such default by Tenant, or as a waiver of any term, covenant, agreement or condition herein contained or of the performance thereof.

21.  INDEMNITY; INSURANCE

     21.1 Tenant shall indemnify, protect, defend (with attorneys approved by Landlord), and save and hold Landlord, and its trustees, directors, officers, agents and employees, harmless, from and against any and all losses, costs, liabilities, claims, damages and expenses, including, without limitation, reasonable attorneys' fees and costs including Landlord's in-house counsel, and reasonable investigation costs, incurred in connection with or arising from:
(a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Premises, or (c) any occurrence on the Premises from any cause whatsoever, except to the extent caused by the active negligence or willful misconduct of Landlord, Landlord's Agents, or Landlord's breach of its obligations under this Lease, or (d) any acts or omissions or negligence of Tenant or of Tenant's Agents, in, on or about the Building or the Exterior Areas. In case any claim, action or proceeding be brought, made or initiated against Landlord relating to any matter covered by Tenant's indemnification obligations under this Section
21.1 or under Section 24.3 below, Tenant, upon notice from Landlord, shall at its sole cost and expense, resist or defend such claim, action or proceeding by attorneys reasonably approved by Landlord. Notwithstanding the foregoing, and provided Tenant's insurance carrier consents, Landlord may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and Tenant shall pay the reasonable fees and disbursements of such attorneys. Tenant's obligations under this Section 21.1 shall survive the expiration or earlier termination of this Lease with respect only to events occurring prior to such expiration or earlier termination.

     21.2 Tenant shall procure at its sole cost and expense and keep in effect during the Term:

          (a) commercial general liability insurance applying to the use and occupancy of the Premises and the Building and any part thereof. Such insurance shall include broad form contractual liability insurance coverage insuring Tenant's obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of not less than three million dollars ($3,000,000.00). All such policies shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned occurring during the policy term, with at least the following endorsements to the extent such endorsements are generally available: (i) including employees as additional insureds, (ii) providing broad form property damage coverage and products completed operations coverage (where applicable), and (iii) providing for coverage of owned and non-owned automobile liability, if applicable. Such insurance shall name Landlord and any other party designated by Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant, shall provide that it is primary insurance, shall provide for severability of interests, shall further provide that an act or omission of one of the named insureds which would void or otherwise reduce coverage shall not reduce or void the coverage as to any insured, shall afford coverage for claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose in whole or in part during the policy period, and shall provide that Landlord will receive thirty (30) days' written notice from the insurer prior to any cancellation or material change of coverage;

          (b) standard fire and extended perils insurance, including sprinkler leakages, vandalism and malicious mischief and plate glass damage covering all the items specified as "Tenant's Property" herein and property of every description including stock-in-trade, furniture, fittings, installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant (but not including the Tenant Improvement Work or any Tenant's Alterations that, pursuant to Section 9.4, Landlord has specified would not be required to be removed) in an amount of not less than one hundred percent (100%) of the full replacement cost thereof as shall from time to time be determined by Tenant in form satisfactory to Landlord;

          (c) Worker's Compensation Insurance in the amounts and coverages required under worker's compensation, disability and similar employee benefit laws applicable to the Premises and Employer's Liability Insurance, with limits of not less than one million dollars ($1,000,000) or such higher amounts as may be required by law; and

          (d) any other form or forms of insurance as Landlord may reasonably require from time to time in amounts and for insurable risks against which a prudent tenant would protect itself.

     21.3 All policies of insurance provided for herein shall be issued by insurance companies with general policyholders' rating of not less than (VII) and a financial rating of B+ as rated in the most current available "Best's Insurance Reports," and qualified to do business in the State of California, and shall, with the exception of Workers Compensation Insurance, include as additional insureds Landlord, and such other persons or firms as Landlord specifies from time to time. Such policies shall be for the mutual and joint benefit and protection of Landlord, Tenant and others hereinabove mentioned, and executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord within ten (10) days prior to the delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of the term of such policy. All commercial general liability and property damage policies shall contain a provision that Landlord and any other additional insured, although named as additional insureds, shall nevertheless be entitled to recover under said policies for a covered loss occasioned by it, its servants, agents and employees, by reason of Tenant's negligence. As often as any policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall provide that the company writing said policy will give to Landlord thirty (30) days notice in writing in advance of any cancellation or lapse or of the effective date of any reduction in the amounts of insurance. All commercial general liability, property damage and other casualty policies shall be written on an occurrence basis. Landlord's coverage shall not be contributory.

     21.4 Should Tenant fail to take out and keep in force each insurance policy required under this Article 21, or should such insurance not be approved by Landlord and should the Tenant not rectify the situation within forty-eight (48) hours after written notice from Landlord to Tenant, Landlord shall have the right, without assuming any obligation in connection herewith, to effect such insurance at the sole cost of Tenant, and all outlays by the Landlord shall be immediately payable by the Tenant to the Landlord as Additional Rent without prejudice to any other rights and remedies of Landlord under this Lease.

     21.5 Notwithstanding anything to the contrary contained herein, to the extent permitted by their respective policies of insurance and to the extent of insurance proceeds received with respect to the loss, Landlord and Tenant each hereby waive any right of recovery against the other party and against any other party maintaining a policy of insurance with respect to the Building or any portion thereof or the contents of any of the same, as well as the successors, subtenants and assigns of the respective parties, for any loss or damage maintained by such other party with respect to the Building or the Premises or any portion thereof or the contents of the same or any operation therein, whether or not such loss is caused by the fault or negligence of such other party. Either party shall notify the other party if the policy of insurance carried by it does not permit the foregoing waiver. If any policy of insurance relating to the Premises carried by Tenant does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, Tenant shall, if possible, obtain from the insurer under such policy a waiver of all rights of subrogation the insurer might have against Landlord or any other party maintaining a policy of insurance covering the same loss, in connection with any claim, loss or damage covered by such policy. The waiver made by Landlord in this Section 21.5 shall apply whether or not Landlord maintains third-party insurance.

     21.6 No approval by Landlord of any insurer, or the terms or conditions of any policy, or any coverage or amount of insurance, or any deductible amount shall be construed as a representation by Landlord of the solvency of the insurer or the sufficiency of any policy or any coverage or amount of insurance or deductible and Tenant assumes full risk and responsibility for any inadequacy of insurance coverage or any failure of insurers.

     21.7 Landlord shall maintain in effect, either (1) provided it is obtainable, a policy or policies of property insurance or (2) a program of self insurance, in each case covering loss or damage to the Building (including the Tenant Improvement Work and any Tenant's Alterations that, pursuant to Section 9.4, Tenant will not be required to remove), including fire and extended coverage, vandalism, malicious mischief, special extended perils (all risk) and, if obtainable at commercially reasonable rates, in Landlord's discretion, earthquake in the amount of at least ninety percent (90%) of the insurable replacement cost thereof, less such deductible amounts as Landlord may reasonably determine, and the cost thereof shall be included in Expenses. Such insurance may also include coverage for loss of Rent from the Building for up to twelve (12) months. Nothing herein shall require Landlord to carry any insurance with respect to risks or property required to be insured by Tenant under this Lease. Landlord shall provide Tenant with certificates or other reasonably satisfactory evidence of the maintenance of the insurance described herein, including a description, if applicable, of the coverages maintained under any self-insurance program.

     21.8 If either party shall at any time deem the limits of any of insurance required hereunder to either excessive or insufficient, the parties shall endeavor to agree upon the proper and reasonable limits for such insurance then carried and such insurance shall thereafter be carried with the limits thus agreed upon until further change pursuant to the provisions of this section. If the parties shall be unable to agree thereon, the proper and reasonable limits of such insurance then to be carried shall be determined by arbitration in accordance with the rules of the American Arbitration Association, but in no event shall such limits be less than the coverages set forth above in this
Article 21. Tenant shall maintain the required insurance at the level that Landlord has requested until there is a final decision in the arbitration, at which time Tenant shall maintain the level of insurance determined by the arbitration (but not less than the coverages set forth above in this Article
21).

22.  LIMITATION OF LANDLORD'S LIABILITY

     Except as specifically provided in this Lease, Landlord shall not be responsible for or liable to Tenant and Tenant hereby releases Landlord and waives all claims against Landlord for any injury, loss or damage to any person or property in or about the Premises by or from any cause whatsoever (other than the active negligence or willful misconduct of Landlord or Landlord's Agents, or breach of this Lease) including, without limitation, acts or omissions of persons occupying adjoining premises; theft; burst, stopped or leaking water, gas, sewer or steam pipes; or gas, fire, oil or electricity in, on or about the Building or the Exterior Areas.

23.  ACCESS TO PREMISES

     23.1 Landlord reserves (for itself, and any designated Agent) the right to enter the Premises at all reasonable times and, except in cases of emergency, after giving Tenant reasonable notice, to inspect the Premises, to supply any service to be provided by Landlord hereunder, to show the Premises to prospective purchasers, mortgagees or, during the last year of the Term of this Lease, tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building, without abatement of Rent, and may for that purpose erect, use and maintain necessary structures in and through the Premises and the Building, where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby. All locks for all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance in writing by Tenant) shall at all times be keyed to the Building master system and Landlord shall at all times have and retain a key with which to unlock all of said doors. Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

     23.2 Without limitation of the provisions of Section 23.1 above Landlord and its authorized Agents shall be entitled to enter the Premises at all reasonable times during business hours for the purpose of exhibiting the same to prospective purchasers and Landlord shall be entitled to exhibit the Premises for hire or for rent and to display thereon in such manner as will not unreasonably interfere with Tenant's business the usual "For Rent" or "For Lease" signs, and such signs shall remain unmolested on the Premises.

24.  HAZARDOUS MATERIALS

     24.1 As used herein, the following terms shall have the following meanings:
"Hazardous Material" shall mean any chemical, substance, medical or other waste, living organism or combination thereof which is or may be hazardous to the environment or human or animal health or safety due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects. "Hazardous Materials" shall include, without limitation, petroleum hydrocarbons, including crude oil or any fraction thereof, asbestos, radon, polychlorinated biphenyls (PCBs), methane and all substances which now or in the future may be defined as "hazardous substances," "hazardous wastes," "extremely hazardous wastes," "hazardous materials," "toxic substances," "infectious wastes," "biohazardous wastes," "medical wastes," "radioactive wastes" or which are otherwise listed, defined or regulated in any manner pursuant to any Environmental Laws. "Environmental Activity" means any storage, holding, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Materials from, into or on the Building or the Exterior Areas. "Tenant's Hazardous Materials" means any Hazardous Materials resulting from Environmental Activity on the Premises after the Commencement Date; provided, however, that "Tenant's Hazardous Materials" shall not include (a) any Hazardous Materials that merely migrate from, through, into or onto the Premises from a contamination source on other property located in the vicinity of the Premises, or which were present at the Premises on or before the Effective Date, unless such Hazardous Materials were or are introduced into the environment or to the extent exacerbated by Tenant or any of Tenant's Agents (provided that Landlord shall not be deemed to have waived any rights under any common law or statutory provisions with respect to such Hazardous Materials unless such Hazardous Materials are included in Landlord's indemnity as set forth in Section 8.5), (b) Hazardous Materials in, on or under the Premises after the Commencement Date that Tenant proves did not result from and were not exacerbated by any Environmental Activity of Tenant or any of Tenant's Agents and that Tenant proves did not result from the negligence of Tenant or any of Tenant's Agents (provided that Landlord shall not be deemed to have waived any rights under any common law or statutory provisions with respect to such Hazardous Materials), or
(c) Hazardous Materials resulting from any Environmental Activity caused by Landlord, Landlord's Agents or any party which is permitted to enter the Building or Exterior Areas pursuant to an access agreement or other right granted by Landlord.

     24.2 Tenant shall not cause or permit (to the extent it has the power to control) any Hazardous Materials to be used, stored, discharged, released or disposed of in the Premises or cause any Hazardous Materials to be used, stored, discharged, released or disposed of in, from, under or about, the Building, or any other land or improvements in the vicinity thereof excepting only, if applicable, such minor quantities of materials as are normally used in research and development activities and then only in strict accordance with all Applicable Laws, including all Environmental Laws. Tenant shall use best efforts not to interfere with the access rights of any third parties undertaking environmental monitoring or remediation activities pursuant to the access agreements identified in Schedule 3.1, and to the extent Landlord enters into any access agreements during the Term, Landlord will use best efforts to ensure that third parties will not unreasonably interfere with Tenants operations in the exercise of access rights. Without limitation of the foregoing, Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Tenant's use of Hazardous Materials at the Premises, including, without limitation, discharge of appropriately treated materials or wastes into or through any sanitary sewer serving the Building. Tenant shall in all respects handle, treat, deal with and manage any and all Tenant's Hazardous Materials in total conformity with all Applicable Laws and prudent industry practices regarding management of such Hazardous Materials. Without limitation of the foregoing, if any Tenant's Hazardous Materials result in contamination of the Building, or any soil or groundwater in, under or about the Building, Tenant, at its expense, shall promptly take all actions necessary to return the Building or portion thereof affected, to the condition existing prior to the appearance of the Tenant's Hazardous Material. Upon the Termination Date, Tenant shall cause all Tenant's Hazardous Materials in, on, under or about the Building to be removed in accordance with and in compliance with all Applicable Laws. Subject to the requirements of Applicable Laws, Tenant shall promptly notify Landlord before taking any remedial action in response to the presence of any Tenant's Hazardous Materials or entering into any settlement agreement, consent decree or other compromise with respect to any claims relating to Tenant's Hazardous Materials.

     24.3 Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord and Landlord's Agents and their respective successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorneys' and consultants' fees and oversight and response costs) to the extent arising from (a) Environmental Activity by Tenant or Tenant's Agents; or (b) failure of Tenant or Tenant's Agents to comply with any Environmental Law with respect to Tenant's Environmental Activity; or (c) Tenant's failure to remove Tenant's Hazardous Materials as required herein.

     24.4 Tenant shall not suffer any lien to be recorded against the Building or the Exterior Areas as a consequence of any Tenant's Hazardous Materials, including any so called state, federal or local "super fund" lien related to the "clean up" of any Tenant's Hazardous Materials in or about the Building.

     24.5 In the event Hazardous Materials are discovered in or about the Building or the Exterior Areas, and Landlord reasonably believes that such Hazardous Materials are Tenant's Hazardous Materials, then Landlord shall have the right to appoint a consultant to conduct an investigation to determine the nature and extent of such Hazardous Materials and whether such Hazardous Materials are Tenant's Hazardous Materials, and to determine the corrective measures, if any, required to remove such Hazardous Materials. If such Hazardous Materials are determined to be Tenant's Hazardous Materials, Tenant, at its expense, shall comply with all investigation, remediation or other actions required by any applicable governmental authority and shall promptly reimburse Landlord for all costs incurred by Landlord in connection with such investigation.

     24.6 Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises known to Tenant concerning any Hazardous Materials. Tenant acknowledges that Landlord, as the owner of the Premises, at its election, shall have the sole right, at Tenant's expense, which shall not exceed a reasonable amount, to participate in negotiation and defense, and to approve and appeal any action taken or order issued with regard to Tenant's Hazardous Materials by any applicable governmental authority.

     24.7 Tenant shall surrender the Premises to Landlord, upon the expiration or earlier termination of the Lease, free of Tenant's Hazardous Materials as required by Applicable Law. If Tenant fails to so surrender the Premises, Tenant shall indemnify and hold Landlord harmless from all losses, costs, claims, damages and liabilities resulting from Tenant's failure to surrender the Premises as required by this paragraph, including, without limitation, any claims or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Building or any portion thereof, by reason of the existence of any Tenant's Hazardous Materials.

     24.8 Upon or prior to the Commencement Date, Tenant shall provide to Landlord a complete list of any and all Hazardous Materials (excluding normal office and janitorial supplies) expected to be employed by Tenant or any of Tenant's Agents at the Premises. Throughout the Term, Tenant shall continue to update this list of chemicals, contaminants and Hazardous Materials.

     24.9 The provisions of this Article 24 shall survive the termination of this Lease, and shall exclusively govern the rights and obligations of Landlord and Tenant with respect to Hazardous Materials, unless otherwise specifically provided elsewhere in this Lease.

25.  NOTICES

     Notices or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail with a return receipt requested, or delivered in person or by courier: (a) to Tenant at Tenant's address set forth in Article 1 hereof, or (ii) at any place where Tenant or any Agent of Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises; or (b) to Landlord at Landlord's address set forth in Article 1; or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this
Article 25. Any such notice or other communication shall be deemed to have been rendered or given five (5) days after the date mailed, if sent by certified mail, or upon the date of delivery in person or by courier, or when delivery is attempted but refused. Each of the persons listed in Article 1 as contacts for Tenant and in the address of Tenant for notices, and any other officer of Tenant is hereby appointed by Tenant as special attorney-in-fact with full power and authority to accept personal service on behalf of Tenant under Subdivision 1 of
Section 1162 of the California Code of Civil Procedure, as it may be amended.

26.  NO WAIVER; NO MODIFICATION

     26.1 No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Base Rent or Additional Rent during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the expiration of the Term by any employee or agent of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease.

     26.2 Neither this Lease nor any term or provisions hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof.
The consent of Landlord given in any instance under the terms of this Lease shall not relieve Tenant of any obligation to secure the consent of Landlord in any other or future instance under the terms of this Lease.

27.  TENANT'S CERTIFICATES

     Tenant, at any time and from time to time within ten (10) business days after receipt of written notice from Landlord, shall execute, acknowledge and deliver to Landlord or to any party designated by Landlord, a certificate of Tenant stating: (a) that Tenant has accepted the Premises, (b) the Commencement Date, the Rent Commencement Date and Expiration Date of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Base Rent and Additional Rent under this Lease have been paid, and (g) any other information that may reasonably be required by any of such persons. Failure to deliver such certificate shall constitute an Event of Default.

28.  RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the rules and regulations and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord (the "Rules and Regulations"). In the event of any conflict between the terms, covenants, agreements and conditions of this Lease and the terms, covenants, agreements and conditions of the Rules and Regulations, this Lease shall control.

29.  TAX ON TENANT'S PERSONAL PROPERTY

     At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's Property and shall deliver satisfactory evidence of such payment to Landlord. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's Property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the portion thereof resulting from said increase in assessment, as determined from time to time by Landlord.

30.  SECURITY DEPOSIT

     Upon execution of this Lease by Landlord and Tenant, Tenant shall deposit with Landlord the amount specified in Article 1 as security for the faithful performance of all terms, covenants and conditions of this Lease. Tenant agrees that Landlord may, without waiving any of Landlord's other rights and remedies under this Lease upon the occurrence of any of the events of default described in Article 19 hereof, apply the security deposit in whole or in part to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein. Should Landlord so apply any portion of the security deposit, Tenant shall forthwith replenish the security deposit to the original amount. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit.

31.  PUBLIC TRANSIT INFORMATION

     Tenant shall establish and carry on during the Term a program to encourage maximum use of public transportation by personnel of Tenant employed on the Premises, including, without limitation, the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Building and encouraging use of such facilities, all at Tenant's sole cost and expense.

32.  DEFAULT BY LANDLORD

     Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, (a) if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion, and (b) if a different cure period is specified elsewhere in this Lease, that cure period shall apply in lieu of this Section 32.

33.  BROKERS

     Tenant warrants that it has had dealings with only the real estate brokers or agents listed in Article 1 in connection with the negotiation of this Lease and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall be responsible for the payment of any applicable fees or commissions to the agent or broker listed in
Article 1 pursuant to a separate agreement. Tenant shall indemnify, defend and hold Landlord harmless from and against all liabilities arising from any other claims of brokerage commissions or finder's fees based on Tenant's dealings or contacts.

34.  SIGNS

     Without Landlord's written consent, which may be given or withheld in Landlord's sole discretion, Tenant shall not place or permit to be placed on the front of the Premises any sign, picture, advertisement, name, notice, marquee or awning. Landlord hereby reserves the exclusive right to the exterior side walls, rear walls and roof of the Premises. Tenant shall not place or permit to be placed anything on any of said reserved areas. Landlord hereby consents to the erection of signs in the locations shown on the Base Building Plans; provided, however, that Landlord reserves its right to consent to the design of such signs when presented to Landlord for review and approval.

35.  FINANCIAL STATEMENTS

     Tenant shall provide Landlord upon ten (10) business days prior written notice given prior to the execution of this Lease and at any subsequent time in connection with a proposed financing or transfer of Landlord's interest, with true and correct copies of Tenant's most current audited financial statements. Landlord shall be entitled to rely upon the information provided by Tenant and Tenant hereby represents and warrants to Landlord: (a) that all documents provided by Tenant to Landlord are true and correct copies of the originals; (b) Tenant has not withheld any information from Landlord that is material to Tenant's credit worthiness, financial condition or ability to perform its obligations hereunder; (c) all information supplied by Tenant to Landlord is true, correct and accurate; and (d) no part of the information supplied by Tenant to Landlord contains any misleading or fraudulent statements. A default under this Article shall be a default by Tenant and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or available to Landlord under the laws of the State of California.
Tenant hereby acknowledges that the delivery of false financial statements shall be a non-curable default under this Lease. All financial information shall be disclosed by Landlord only to such prospective lender or transferee and their counsel and representatives, and subject to reasonable confidentiality requirements.

36.  QUIET ENJOYMENT

     Landlord covenants that Tenant, upon paying the Base Rent and Additional Rent due hereunder and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms and provisions of this Lease.

37.  SALE OR ASSIGNMENT BY LANDLORD

     37.1 It is agreed that Landlord may at any time sell, assign or transfer by lease or otherwise its interest as Landlord in and to this Lease, or any part thereof, and may at any time sell, assign or transfer its interest in and to the whole or any portion of the Building. In the event of any transfer of Landlord's interest in the Building, the transferor shall be automatically relieved of any and all of Landlord's obligations and liabilities accruing from and after the date of such transfer provided that the transferee assumes all of Landlord's obligations under this Lease.

     37.2 Tenant hereby agrees to attorn to Landlord's assignee, transferee, or purchaser from and after the date of notice to Tenant of such assignment, transfer or sale, in the same manner and with the same force and effect as though this Lease were made in the first instance by and between Tenant and other assignee, transferee or purchaser. In the event of the exercise of the power of sale under, or the foreclosure of, any deed of trust, mortgage or other encumbrances placed by Landlord against all or any portion of the Premises, Tenant shall, upon demand, attorn to the purchaser upon the effective date of any such sale or foreclosure of any such deed of trust, mortgagee or other encumbrance, and shall recognize the purchaser or judgment creditor as the Landlord under the Lease.

38.  LEASE MODIFICATIONS

     If Landlord in good faith determines that tax consequences to it of this transaction are materially different than those now contemplated, or if Landlord wishes to enter a financing transaction with respect to the Building and a potential lender requires amendments to this Lease, Landlord may request reasonable amendments to this Lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications will not increase Tenant's monetary obligations pursuant to this Lease, adversely affect its beneficial use of the Premises, or otherwise materially adversely affect Tenant's interests hereunder.

39.  AUTHORITY

     If Tenant is a corporation or a partnership, Tenant and each of the persons executing this Lease on behalf of Tenant does hereby represent and warrant as follows: Tenant is an entity as identified in Article 1, duly formed and validly existing and in good standing under the laws of the state of organization specified in Article 1 and qualified to do business in the State of California. Tenant has the power, legal capacity and authority to enter into and perform its obligations under this Lease and no approval or consent of any person is required in connection with the execution and performance hereof. The execution and performance of Tenant's obligations under this Lease will not result in or constitute any default or event that would be, or with notice or the lapse of time would be, a default, breach or violation of the organizational instruments governing Tenant or any agreement or any order or decree of any court or other governmental authority to which Tenant is a party or to which it is subject. Tenant has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid and binding obligation of Tenant. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

40.  SURRENDER

     Upon the Termination Date, Tenant shall surrender the Premises to Landlord in good order and repair, reasonable wear and tear, and damage from any casualty excepted, free and clear of all letting and occupancies and free of Tenant's Hazardous Materials as required pursuant to Section 24.7 above. Upon any termination of this Lease, all improvements, except for Tenant's Property, shall automatically and without further act by Landlord or Tenant, become the property of Landlord, free and clear of any claim or interest therein by Tenant, and without payment therefor by Landlord.

41.  CONFIDENTIALITY

     Landlord and Tenant agree that no information whatsoever shall be released or conveyed to any third party, including, without limitation, the press or media or other business entities, whether in the form of informal or formal discussions, press releases, direct mail or other distributed announcements with respect to any aspect of the negotiations, discussions relating to or provisions of this Lease or any related agreements between the parties, without the prior written consent of the other party. This restriction includes, without limitation, any and all contacts with print or broadcast media as well as paid advertising.

42.  USE OF NAME

     Tenant acknowledges and agrees that the names "The Leland Stanford Junior University," "Stanford" and "Stanford University," and all variations thereof, are proprietary to Landlord. Tenant shall not use any such name or any variation thereof or identify Landlord in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or use any trademark, service mark, trade name or symbol of Landlord or that is associated with it, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Tenant may use the term "Stanford Research Park" only to identify the location of the Premises.

43.  GUARANTY

     Intentionally Omitted.

44.  MISCELLANEOUS

     44.1 The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

     44.2 The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord named herein (or by any subsequent landlord) of its interest in the Building as owner or lessee, including, without limitation, any transfer by Landlord of its interest in this Lease to a master tenant and any surrender of the underlying ground lease, execution of a subsequent ground lease, or transfer by operation of law, Landlord (or subsequent landlord) shall be relieved from all subsequent obligations and liabilities arising under this Lease subsequent to such sale, assignment or transfer.

     44.3 If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

     44.4 This Lease shall be construed and enforced in accordance with the laws of the State of California. Any action that in any way involves the rights, duties and obligations of the parties under this Lease may (and if against Landlord, shall) be brought in the Superior Court of Santa Clara County or the United States District Court of the Northern District of California, and the parties hereto hereby submit to the personal jurisdiction of said courts.

     44.5 This instrument, including the exhibits hereto, which are incorporated herein and made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Tenant hereby acknowledges that neither Landlord nor Landlord's Agents have made any representations or warranties with respect to the Premises, the Building, or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

     44.6 In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees including Landlord's in house counsel. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder Tenant shall pay to Landlord its costs and expenses incurred in such suit, including reasonable attorneys' fees including Landlord's in house counsel. Should Tenant be named as a defendant in any suit brought against Landlord in connection with or arising out of any foreclosure or mechanics lien not related to any Tenant Improvement Work or Alterations, Landlord shall pay to Tenant its costs and expenses incurred in such suit, including reasonable attorneys' fee including Tenant's in-house counsel.

     44.7 Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of the Rent or Additional Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

     44.8 Any holding over after the expiration of the Term with the consent of Landlord shall be construed to automatically extend the Term of this Lease on a month to month basis at a Base Rent equal to one hundred twenty-five percent (125%) of the latest Base Rent payable by Tenant hereunder prior to such expiration, together with an amount estimated by Landlord for the monthly Additional Rent payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and entitle Landlord to exercise any or all of its remedies as provided in Article 19 hereof, notwithstanding that Landlord may elect to accept one or more payments of Base Rent and Additional Rent from Tenant.

     44.9 At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

     44.10 Neither Landlord or Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

     44.11 Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

     44.12 The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality of suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder with respect to such review, approval, inspection or examination by Landlord.

     44.13 In the event of any default by Landlord hereunder, Tenant shall look only to Landlord's interest in the Building for the satisfaction of Tenant's remedies; and no other property or assets of Landlord or any partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease.

     44.14 This Lease shall not confer or be deemed to confer upon any person or entity other than the parties hereto, any right or interest, including without limitation, any third party status or any right to enforce any provision of this Lease.

     44.15 Except as provided in Articles 4 hereof, time is of the essence in respect of all provisions of this Lease in which a definite time for performance is specified.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.


                                   LANDLORD:

                                   THE BOARD OF TRUSTEES OF THE LELAND
                                   STANFORD JUNIOR UNIVERSITY

                                   By Stanford Management Company

                                        By      /s/ WILLIAM T. PHILLIPS
                                               ______________________________
                                        Name      WM. T. PHILLIPS
                                               ______________________________
                                        Title   MANAGING DIRECTOR OF R.E.
                                               ______________________________

                                   TENANT:

                                   TIBCO SOFTWARE INC.,
                                   a Delaware corporation

                                   By     /s/ ROBERT P. STEFANSKI
                                         _____________________________
                                   Name   /s/ ROBERT P. STEFANSKI
                                         _____________________________
                                   Title  EVP
                                         _____________________________

                                   By    _____________________________
                                   Name  _____________________________
                                   Title _____________________________

                                   EXHIBIT A
                       LOCATION OF PREMISES AND PARKING

                                   EXHIBIT B

     The purpose of this Exhibit B is to delineate the responsibilities of Landlord and Tenant with respect to the design and construction of the Base Building and the Tenant Improvement Work.

     1.  Definitions.  Terms defined in the Lease, including without limitation,
         -----------
the exhibits thereto, and not otherwise defined in this Exhibit B shall have the meanings assigned in the Lease. As used herein, the following terms shall have the following meanings:

     "Base Building Architect" means the architect for the Base Building, which shall be MBT Architects or such other architect as Landlord may designate.

     "Base Building Contractor" means the general contractor for the Base Building, which shall be Devcon Construction or such other contractor as Landlord may designate.

     "Base Building Plans" is as defined in Section 2.1.

     "Base Building Work" means the improvement work described in Attachment 1 hereto.

     "Building" is defined in Section 3.1 of the Lease.

     "Construction Schedule" means the schedule for the design and construction of the Base Building Work and the Tenant Improvement Work, as amended from time to time in accordance with this Exhibit B. The initial Construction Schedule is attached hereto as Attachment 2.

     "Design Problem" means an objection specified by Landlord to any proposed elements of the Tenant Improvement Work.

     "Final Completion of the Base Building" means, after Substantial Completion of the Base Building Work, the completion of all Punch List Items.

     "Final Permit Approval" means the issuance or certification by the City of Palo Alto of the final permit for the Building allowing the legal occupancy of the Building.

     "Final Plans" is as defined in Section 3.3(b).

     "Landlord's Unavoidable Delay" means any delay in the construction of the Base Building Work caused by circumstances beyond Landlord's reasonable control, including, without limitation, Acts of God, strikes, lock-outs, inability to obtain necessary equipment or materials, the construction of the Tenant Improvement Work, delays by the Base Building Contractor or any subcontractor not resulting from any act or omission of Landlord, and any delay in the issuance of any necessary governmental permit or approval where such delay is not the result of Landlord's actions and exceeds the amount of time for such permit or approval included in Landlord's Construction Schedule.

     "Lease" means the Lease in and to which this Exhibit B is attached and incorporated.

     "Projected Delivery Date" means the date specified in the Construction Schedule for commencement of Tenant Improvement Work (currently anticipated to be December 31, 2001), subject to extension for Landlord's Unavoidable Delay.

     "Punch List Items" means any incomplete or defective items in the construction of the Base Building Work that do not materially interfere with the ability of the Tenant Improvement Contractor to commence and conduct, without unreasonable interference, construction of the Tenant Improvement Work. For purposes hereof, "material interference" shall only be deemed to occur where the Tenant Improvement Contractor cannot commence and conduct, without unreasonable interference, the Tenant Improvement Work using normal construction practices and after having made reasonable adjustments in the scheduling and location of the Tenant Improvement Work to accommodate the completion of the Base Building Work.

     "Scheduled Date for Completion of the Tenant Improvement Work" means the date that is the specified number of days after the Commencement Date stated in the Construction Schedule for completion of the Tenant Improvement Work which is anticipated to be one hundred eighty (180) days, which number of days may be extended by the number of days of delay directly resulting from a Tenant's Excusable Delay or Tenant's Unavoidable Delay provided that for Tenant's Excusable Delay, such extension shall not in any event exceed thirty days in the aggregate.

     "Space Plan Delivery Date" means the date specified in the Construction Schedule.

     "Tenant Improvement Allowance" is defined in Section 5.1.

     "Tenant Improvement Contract" means the guaranteed maximum cost contract with the Tenant Improvement Contractor for the construction of the Tenant Improvement Work.

     "Tenant Improvement Contractor" means the general contractor for the construction of the Tenant Improvement Work, which shall be approved by Landlord.

     "Tenant Improvement Costs" means the actual costs of the Tenant Improvement Work, including the fees and expenses payable to the Tenant's Architect and consultants, design and development costs, fees for the Tenant Improvement Permits and construction costs.

     "Tenant Improvement Permits" means all permits, licenses and other approvals necessary to construct the Tenant Improvement Work in compliance with all Applicable Laws.

     "Tenant Improvement Plans" is as defined in Section 3.3(b).

     "Tenant Improvement Work" means all work required to finish the Premises to a condition acceptable for the conduct of Tenant's business and not specifically included in the Base Building Work.

     "Tenant's Architect" means the licensed architect engaged by Tenant, and approved by Landlord in its reasonable discretion, to develop the space plan and working drawings for, and to oversee the construction of, the Tenant Improvement Work.

     "Tenant's Architect Agreement" means the agreement between Tenant and Tenant's Architect for the design and oversight of the Tenant Improvement Work.

     "Tenant's Excusable Delay" means any delay in the construction of the Tenant Improvement Work to the extent caused by circumstances beyond Tenant's reasonable control, including, without limitation, Acts of God (excluding earthquake, fire, or other major casualty), strikes, lock-outs, inability to obtain necessary equipment or materials, delays by the Contractor or any subcontractor not resulting from any act or omission of Tenant, any delay in the issuance of any necessary governmental permit or approval where such delay is not the result of Tenant's actions and exceeds the amount of time for such permit or approval included in Tenant's Construction Schedule.

     "Tenant's Unavoidable Delay" means any delay in the construction of the Tenant Improvement Work to the extent caused by (A) the failure to complete any of the Pre-Delivery Items (defined in Section 2.2 below) by the date provided in the construction schedule, (B) the failure to complete the relevant portions of the construction of the Base Building Work on or before the Projected Delivery Date, (C) the failure of Landlord to respond within five (5) business days to a request for approval of any change in Tenant's Plans and Specifications after their initial approval by Landlord, or (D) the failure to obtain the permit required for the legal occupancy of the Building as a result of any matter relating to the Base Building Work (and not relating to the Tenant Improvement
Work), or earthquake, fire or other major casualty.

     2.   Design and Construction of Base Building.
          -----------------------------------------

     2.1 Landlord shall deliver to Tenant the plans and specifications for the Base Building (the "Base Building Plans"), which shall be subject to Tenant's approval, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall obtain all permits and approvals for the Base Building Work and shall cause the Base Building Work to be constructed in a first class manner and in compliance with all Applicable Laws. Landlord shall diligently prosecute the construction of the Base Building Work and use diligent efforts to achieve Substantial Completion of the Base Building Work within thirty (30) days after the Projected Delivery Date, subject to Landlord's Unavoidable Delays. If Landlord has not achieved Substantial Completion of the Base Building Work by the date which is twelve (12) months after the Projected Delivery Date, subject to Landlord's Unavoidable Delays, but in no event later than December 31, 2002, then Tenant, as its sole remedy for such delay, shall be entitled to terminate this Lease effective upon written notice to Landlord, and Landlord will return to Tenant all sums paid by Tenant in connection with this Lease and not properly applied hereunder.

     2.2 Landlord shall notify Tenant in writing prior to the Projected Delivery Date, as provided in Section 8.1 of the Lease. Landlord shall notify Tenant in writing upon receipt by Landlord of notice from the Base Building Contractor that the Base Building Contractor believes that Substantial Completion of the Base Building Work to be completed by Landlord has occurred (or will occur on a specified date). Representatives of Landlord and Tenant shall accompany the Base Building Architect and the Base Building Contractor on a walk-through and inspection of the Premises (the "Substantial Completion Inspection") to determine if Substantial Completion of the Base Building Work has occurred and to identify any Punch List Items. Upon completion of the Substantial Completion Inspection, provided that the Base Building Architect has issued a certificate certifying that Substantial Completion of the Base Building Work has occurred and identifying the Punch List Items, including any Punch List Items identified by Landlord or Tenant, Tenant shall sign an acceptance form in the form of Attachment 3 hereto acknowledging that Tenant has inspected the Base Building Work and accepts the Premises for all purposes under the Lease, subject only to completion of the Punch List Items identified in the Base Building Architect's certificate. Substantial Completion of the Base Building Work shall be deemed to occur as of the date of the issuance of the Base Building Architect's certificate of Substantial Completion.

     2.5 Landlord shall diligently monitor the Base Building Contractor's completion of the Punch List Items and use commercially reasonable efforts to ensure that such Punch List Items will be completed promptly. Completion of the Punch List Items shall be undertaken so as to minimize any material interference with Tenant's construction of the Tenant Improvement Work. Landlord shall notify Tenant upon receipt by Landlord of notice from the Base Building Contractor that Final Completion of the Base Building Work has occurred. Representatives of Landlord and Tenant shall accompany the Base Building Architect and the Base Building Contractor on a walk through and inspection of the Premises to determine if Final Completion of the Base Building Work has occurred. If there are any remaining Punch List Items, Landlord shall cause the completion of such items and the parties shall conduct an additional walk through and inspection. Upon Final Completion the parties shall execute a written acknowledgment that Final Completion of the Base Building Work has occurred.

     3.     Design and Construction of the Tenant Improvement Work.
            ------------------------------------------------------

     3.1 Subject to the provisions of the Lease, Tenant shall be responsible for the design and construction of the Tenant Improvement Work and shall use diligent efforts to cause the construction of the Tenant Improvement Work in a first class manner and in compliance with all Applicable Laws.

     3.2 Without limitation of any other provision of the Lease or this Exhibit B, and except as otherwise provided herein, all of the provisions of
Article 9 (Alterations by Tenant) and Article 11 (Liens) shall apply to the Tenant Improvement Work. Prior to Tenant's commencement of any Tenant Improvement Work, representatives of Landlord and Tenant shall accompany the Base Building Architect and the Base Building Contractor on a walk through and inspection to identify items of the construction of the Base Building Work (other than improvements outside of the Building) that are completed and that are not completed. The parties shall execute a written acknowledgment of the status of such items prior to Tenant's commencing construction of the Tenant Improvement Work.

     3.3    (a)    Tenant shall use diligent efforts to submit to Landlord, for
Landlord's approval, on or before the Space Plan Delivery Date, a basic space plan (the "Space Plan") prepared by the Tenant's Architect for the layout of the Tenant Improvement Work consistent with the design of the Base Building Work. Within five (5) business days after Landlord receives the Space Plan, Landlord shall either approve the Space Plan or disapprove the Space Plan and, in the event of disapproval, furnish a written statement of the Design Problems to Tenant. Landlord's approval shall not be unreasonably withheld; provided that it shall not be unreasonable for Landlord to withhold its approval if, in Landlord's judgment, the Space Plan is not compatible with generic use of the Premises by typical research and development tenants. In the event of such disapproval, Tenant shall, within ten (10) business days thereafter, make the changes necessary in order to correct the Design Problems and shall return the Space Plan to Landlord. Landlord shall approve or disapprove such changes within five (5) business days after Landlord receives the revised Space Plan. This procedure shall be repeated until the Space Plan is finally approved by Landlord and written approval has been received by Tenant.

            (b) After the Space Plan is finally approved by Landlord, and at the time indicated in the Construction Schedule, Tenant shall submit to Landlord complete plans and specifications for the Tenant Improvement Work, based upon the approved Space Plan, including, without limitation, mechanical and electrical drawings (collectively the "Tenant Improvement Plans"). The Tenant Improvement Plans shall be in a form sufficient to secure necessary Tenant Improvement Permits. Tenant shall use diligent efforts to obtain, on a timely basis in accordance with the Construction Schedule, all Tenant Improvement Permits, and Landlord shall cooperate as reasonably necessary to assist Tenant in obtaining the Tenant Improvement Permits. Landlord shall, within ten (10) business days after receipt of the Tenant Improvement Plans, approve the same or designate by notice to Tenant the specific changes reasonably required to be made to the Tenant Improvement Plans in order to correct any Design Problem. Within five (5) business days thereafter, Tenant shall make the changes necessary in order to correct any such Design Problem and shall return the Tenant Improvement Plans to Landlord. Landlord shall approve or disapprove the revised Tenant Improvement Plans within five (5) business days after receipt by Landlord. This procedure shall be repeated until the Tenant Improvement Plans are finally approved by Landlord and Tenant has received Landlord's written approval thereof. The final Tenant Improvement Plans approved by Landlord, including any changes, additions or alterations thereto approved by Landlord and Tenant as provided in Section 3.4, are herein referred to as the "Final Plans."

     3.4 If Tenant shall request any change, addition or alteration in the Final Plans, the Tenant's Architect shall prepare plans and specifications with respect to such change, addition or alteration, which plans and specifications shall be submitted to Landlord for

Landlord's review and approval. The procedure set forth in Section 3.3(a) shall apply to any such change, addition or alteration.

     4.   Construction of the Tenant Improvement Work.
          -------------------------------------------

     4.1 Tenant shall construct the Tenant Improvement Work in accordance with all Applicable Laws and with the Final Plans approved by Landlord and the requirements of Articles 8 and 9 of the Lease (provided, however, that Tenant shall not be required to remove the Tenant Improvement Work or pay any fees to Landlord applicable to Alterations.

     4.2 Tenant shall diligently prosecute the Tenant Improvement Work to completion using diligent efforts to cause Substantial Completion to occur by the Scheduled Date for Completion of the Tenant Improvement Work. Landlord's written approval shall be obtained prior to undertaking any work that deviates from the Final Plans approved by Landlord, such approval not to be unreasonably withheld or delayed.

     4.3 Prior to commencement of construction of the Tenant Improvement Work, Tenant shall obtain and deliver to Landlord all policies of insurance required to be maintained by Tenant under the Lease, or certificates thereof.

     5.   Payment of Tenant Improvement Costs.
          -----------------------------------

     5.1 Landlord shall provide to Tenant a tenant improvement allowance in the amount of $25 per square foot of Rentable Area of the Building (the "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be disbursed as provided below.

     5.2 As a condition to the first disbursement of the Tenant Improvement Allowance, Tenant shall have satisfied all of the following conditions:

          (a) Tenant shall have delivered to Landlord duly executed originals of each of the Tenant's Architect Agreement and the Tenant Improvement Contract.

          (b) Landlord shall have reasonably approved the budget for the Tenant Improvement Work.

          (c) The Final Plans shall have been completed and approved.

          (d) Tenant shall have obtained and be in compliance with all Tenant Improvement Permits.

     5.3 Disbursements of the Tenant Improvement Allowance will be made to a demand deposit account in the name of Tenant within ten (10) days after receipt by Landlord of the Draw Certifications required under Section 5.4 below, but not more frequently than monthly, provided that (i) no default exists under the Lease; (ii) no default exists under either of the Tenant Improvement Contract or the Tenant's Architect Agreement; (iii) no lien has been filed with respect to the Tenant Improvement Work that has not been released; (iv) Tenant is in compliance with the Tenant Improvement Permits, and (v) all insurance required under Articles 9 and 21 of the Lease is in full force and effect.

     5.4 As a condition to each funding, Tenant shall deliver to Landlord all of the following:

          (a) Tenant's Construction Draw Certification in the form of Attachment 4 hereto;

          (b) The Tenant Improvement Contractor's Certification in the form of Attachment 5 hereto;

          (c) Conditional and unconditional lien releases, as applicable, in the form required under California Civil Code Section 3262.

     5.5 The first disbursement shall include all Tenant Improvement Costs incurred prior to commencement of construction, including, without limitation, fees for Tenant's Architect and Tenant Improvement Permit fees. Notwithstanding the foregoing, the total amount remaining undisbursed shall at all times be equivalent to the remaining outstanding costs of that portion of the Tenant Improvement Work which the budget approved by Landlord, as such budget may be modified with the reasonable approval of Landlord, indicates is to be financed with the Tenant Improvement Allowance and Landlord shall not be required to make any disbursement (or portion thereof) to the extent the remaining amount of the undisbursed Tenant Improvement Allowance is not sufficient to fund the remaining unpaid costs of the relevant portion of the Tenant Improvement Work.

     5.6 Upon completion of the Tenant Improvement Work, Tenant shall provide Landlord with certifications from the Tenant Improvement Contractor and the Tenant's Architect that the Tenant Improvement Work has been substantially completed in accordance with the Final Plans and with copies of final lien releases from all contractors and subcontractors.

                           ATTACHMENT 1 TO EXHIBIT B

                              BASE BUILDING WORK

Type of Construction:       Type V, non-rated.

Off-Site Work:              As required, scope to be determined.

Site Work:                  1.  Landscape and irrigation system will be first
                                class and equivalent to other similar
                                developments in the area.
                            2.  Grass area to be turf.
                            3.  Pavement and parking areas will be per
                                recommendations of the soils engineer.
                            4.  Storm drains to meet site and jurisdictional
                                agency requirements.
                            5.  Flatwork to include broom finish concrete walks,
                                upgraded entry apron at two main entrances, and formed curbs.
                            6.  Most existing trees will remain and will require
                                protection during construction.
                            7.  Landscape lighting will be similar to other
                                developments in the area, limited uplighting is expected.

Structure:                  1.  Two-story concrete tilt-up.
                            2.  Steel columns.
                            3.  Concrete filled metal deck supported by metal
                                bar joist and girders floor system for 2nd floor.
                            4.  5/8" Oriented Strand Board roof supported by
                                metal bar joists with 2x6" sub-framing. 4-ply, Class B roof at a minimum.
                            5.  Steel framing with Metal deck and rigid
                                insulation board at (2) lobby areas and (1) link between the two 'L'-shaped buildings.
                            6.  Column spacing: 30'x30', or as determined by
                                structural engineer.

Structure-to Structure      1.  First floor = 15'-0" floor-to-floor.
Heights:                    2.  Second floor = 14"-10 1/2" floor-to-floor at
                                highest point.
                            3.  24" approximate average mechanical duct spacing
                                between structure and suspended ceiling. This may be reduced to 18" under roof drain locations at second floor roof.
                            4.  Roof and Second floor truss systems to
                                anticipate a 9'-6" suspended ceiling.

Load Bearing:               1.  100 lbs. per square foot (psf) live load plus 20
                                (psf) for partitions.
                            2.  20 (psf) live load at roof, including 7 (psf)
                                for suspended mechanical and electrical
                                equipment, plus 1,000 lb. point load at any joist.

Tilt-Up Concrete:           1.  31' high x 10" thick panels at first floor and 7
                                1/4" thick panels at second floor.
                            2.  3,000 (psi) normal weight concrete.
                            3.  Integral color.
                            4.  Surface applied crystalline waterproofing
                                system.
                            5.  Some level of reveals or elevation relief is
                                expected.

Cast-in-Place Concrete:     1.  5" slab on grade with 3,000 (psi) concrete.
                            2.  10 mil. visqueen moisture barrier.
                            3.  Footings to be 3,000 (psi) concrete.
                            4.  Additional ad-mix by tenant.
                            5.  Concrete fill on decks to be 3,000 (pi) normal
                                weight concrete.

Structural/Miscellaneous    1.  Columns of tubular steel.
Steel:                      2.  2nd Floor to be open web metal bar joists and
                                girders supporting 2" 20 Ga. metal deck with 2-1/2" concrete fill topping.
                            3.  Roof System to be open web metal bar joists and
                                girders supporting 5/8" Oriented Strand Board roof.
                            4.  Three (3) code complaint exit stairs with
                                temporary handrails.
                            5.  Two (2) vertical roof access hatch (3' x 5') and
                                ships ladder.

Glass/Glazing:              1.  Glass to be tinted 1/4" blue green (tempered
                                with one inch insulated with friting backing selected locations as required).
                            2.  Vision area to be 9'-7 1/4" high ground level
                                openings.
                            3.  Vision area to be 7'-0 1/2" high with sill at
                                2'-8" and head at 9'-8 1/2" on 2nd Floor level.
                            4.  Mullion spacing to be determined by architect.
                            5.  The shell will include primary entry doors of up
                                to 8' high, and additional exterior doors as required to meet shell code.
                            6.  Title 24 Energy use calculations and rigid
                                insulation above (2) lobby roofs will be provided. Remainder of insulation to be provided by tenant.

Plumbing:                   1.  Water, sewer and gas shall be provided to the
                                building.
                            2.  The T.I. shall include all plumbing within the
                                building other than roof drainage, under main sewer trunk line slab.
                            3.  Roof drainage shall be piped to storm.
                            4.  Overflow drainage shall be piped to face of
                                wall.

HVAC                        1.  The Tenant Improvements shall incorporate all
                                HVAC requirements, along with all structural support and roof openings.

Electrical                  1.  The shell building service shall be 1600 amps,
                                100% rated, 277/480V service. Main switchboard to be provided.
                            2.  Transformers shall be provided by the utility
                                and conduits shall be provided to the main switchboards.
                            3.  Shell building to include site lighting,
                                telephone/power conduits, electrical circuits for PIV, irrigation controller, and monument signs.

Ancillary Uses              1.  On-site trash enclosure.

Utilities/Underground:      1.  Gas will be provided to the building.
                            2.  Pacific Bell service to be supplied to the
                                building.
                            3.  A storm drain system shall be provided for
                                drainage of the parking lot and remote landscape area drains.

Tenant-Provided             1.  Tenant improvements shall include, but not be
Improvements:                   limited to: Toilet cores, elevators, roof
                                screens, partitions, lobby, corridors, stair handrails, guardrails, electrical, telephone equipment, fire sprinkler system (base system and upright heads included in shell), security system, plumbing, HVAC, insulation, structural modifications for T.I.'s, exterior equipment pad, equipment pad roof, equipment on pad, ceilings, flooring, doors, frames, hardware, finishes, equipment/storage rooms and grounding system.

                           ATTACHMENT 2 TO EXHIBIT B

                             CONSTRUCTION SCHEDULE

                  [To be agreed upon after lease execution.]

                           ATTACHMENT 3 TO EXHIBIT B

                                ACCEPTANCE FORM

     This Acceptance form is executed with reference to that certain Lease dated as of _______________, ______ by and between by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY ("Landlord"), and __________________ ("Tenant"). Terms defined in the Lease and the exhibits thereto shall have the same meaning when used herein.

     Tenant hereby certifies to Landlord that Tenant has inspected the Premises as of _________ (the "Date of Inspection") and that the Base Building Work is Substantially Complete except only for Punch List Items listed in Base Building Architect's Certificate of Substantial Completion, a copy of which is attached hereto. Tenant further acknowledges that Tenant hereby accepts the Premises in its existing condition, subject only to the completion of any Punch List Items.

     The person executing this Acceptance Form on behalf of Tenant represents and warrants to Landlord that such person is duly authorized to execute this Acceptance Form and that this Acceptance Form has been duly authorized, executed and delivered on behalf of Tenant.

     THIS ACCEPTANCE FORM is executed by Tenant as of the Date of Inspection.


__________________________________

By:_______________________________
Print Name:_______________________
Title:____________________________
Date:_____________________________

                           ATTACHMENT 4 TO EXHIBIT B


                    TENANT'S CONSTRUCTION DRAW CERTIFICATION



General Contractor:__________________________

Design Architect:____________________________


________________________________________________________________________________

    1.  Original Contract Amount                              $
    2.  Additions to Contract                                 $
    3.  Deductions from Contract                              $
    4.  Adjusted Amount of Contract                           $
    5.  Total Completed or Stored to Date                     $
    6.  Total Retainage                                       $
    7.  Total Earned Less Retainage                           $
    8.  Previous Payments                                     $
    9.  Current Payment Due                                   $

________________________________________________________________________________

                             TENANT CERTIFICATION
                             --------------------

To induce Landlord to disburse proceeds of the Tenant Improvement Work pursuant to the Lease, Tenant hereby certifies to Landlord as follows:

A. The amount shown on Line 9 above as Current Payment due is the actual amount presently payable to the General Contractor.

B. No events of default presently exist, or with the giving of notice or passage of time would exist, under the Lease.

C. Tenant has no knowledge of and has received no notices of liens or claims of lien either filed or threatened against the premises, except:

________________________________________________________________________________
________________________________________________________________________________

D. All amounts shown on Line 8 above and in the column entitled "Previous Payments" in the Disbursement Request Summary for this Draw Request have been paid by Tenant.

E. The Tenant approves all work and materials for which payment is due (as shown on Line 9 above) and confirms that to Tenant's knowledge and belief such work and materials conform with the Tenant Improvement Plans, as defined in the Lease, as they may be modified by written change orders in compliance with the requirements of the Lease.

F. The amounts shown above indicate that sufficient funds remain available under the construction contract to complete all work required under such contract and the following approved change orders:

________________________________________________________________________________
________________________________________________________________________________

G. The following list identifies those change order requests or proposals which have been submitted by the Tenant Improvement Contractor but are pending approval:

________________________________________________________________________________
________________________________________________________________________________

I. All permits, approvals and authorizations required by all governmental authorities for the work covered by this draw request, the work which was the subject of previous draw requests, and the work that is currently ongoing have been obtained.

J. Approximately ____% of the Tenant Improvement Work has been completed as of this date.


WITNESS:

BY:____________________________

TITLE:_________________________

                                PAYMENT REQUEST

 (Attached to and forming a part of Tenant's Construction Draw Certification)

                           DISBURSEMENT NO._________

                                                  DATE:________________________

                                       Revised                                            %
                                       -------                                           --
 Item                      Original    Estimate    Disbursed      This        Total      Est.      %
 ----                      --------    --------    ---------      ----        -----      ----     --
Number     Description     Estimate      Date       to Date      Request     Disbursed   Disb.   Comp.
------     -----------     --------      ----       -------      -------     ---------   -----   -----




Total
Reserve for Contingencies
Total Funds Available

                           ATTACHMENT 5 TO EXHIBIT B

                 CONTRACTOR'S CONSTRUCTION DRAW CERTIFICATION

Project Name:_______________________    Date:__________________________________
Location:___________________________    Draw No:_______________________________
Landlord:  The Board of Trustees of the Leland Stanford Junior University

Tenant:
General Contractor:
Design Architect:
________________________________________________________________________________

1. Original Contract Amount            $_____________________
2. Additions to Contract               $_____________________
3. Deductions from Contract            $_____________________
4. Adjusted Amount of Contract         $_____________________
5. Total Completed or Stored to Date   $_____________________
6. Total Retainage                     $_____________________
7. Total Earned Less Retainage         $_____________________
8. Previous Payments                   $_____________________
9. Current Payment Due                 $_____________________
________________________________________________________________________________

                       GENERAL CONTRACTOR CERTIFICATION
                       --------------------------------

To induce Landlord to make a disbursement of the Initial Improvements Allowance pursuant to its Lease with Tenant, the undersigned (General Contractor) certifies to Landlord as follows:

a. The information contained in all documents and supporting papers prepared or signed by General Contractor and submitted to Landlord are true and correct.

b. The amount shown on Line 9 of the Draw Request Certification is the amount presently due and payable under the contract with Tenant.

c. The amount shown on Line 8 of the Draw Request Certification has been received by the General Contractor and applied to the amount due under the contract with Tenant.

d. There has been no significant change in construction costs and the balance due under the contract with Tenant is sufficient to complete the work required under the contract.

e. All work performed to date conforms with the contract with Tenant and the Plans and Specifications prepared and coordinated by the Design Architect.

f. There have been no change orders to the contract, proposed or approved, except

________________________________________________________________________________

g. All subcontracted items and material/equipment items are shown in the Application for Payment breakdown accompanying this Draw Request.

BY:_________________________
TITLE:______________________

                                  EXHIBIT C-1
                          NOTICE OF COMMENCEMENT DATE

                  (Letterhead of Stanford Management Company)


(Date)

____________________
____________________
____________________
Attention:__________

Re:   Acknowledgment of Commencement Date,
      Lease between The Board of Trustees of the Leland Stanford
      Junior University (Landlord), and __________________________
      (Tenant), for premises located at __________________, Palo Alto, California

Gentlemen/Ladies:

     This letter will confirm that for all purposes of the Lease, the Commencement Date (as defined in Section 4.1 of the Lease) is ______.

     Please acknowledge your acceptance of this letter by signing and returning two copies of this letter.

                              Very truly yours,

                              Stanford Management Company


                              By:_______________________

                              Its:______________________

Accepted and Agreed:

__________________________

By:_______________________

Its:______________________

Dated:____________________

                                  EXHIBIT C-2

             NOTICE OF RENT COMMENCEMENT DATE AND EXPIRATION DATE

(Date)

__________________________
__________________________
__________________________
Attention:________________

Re:   Acknowledgment of Rent Commencement Date and Expiration Date,

      Lease between The Board of Trustees of the Leland Stanford
      Junior University (Landlord), and __________________________
      (Tenant), for premises located at __________________, Palo Alto, California

Gentlemen/Ladies:

     This letter will confirm that for all purposes of the Lease, the Rent Commencement Date (as defined in Section 4.1 of the Lease) is ______ and the Expiration Date (as defined in Section 4.1 of the Lease) is
_________________________________.

     Please acknowledge your acceptance of this letter by signing and returning two copies of this letter.

                              Very truly yours,

                              Stanford Management Company


                              By:___________________________

                              Its:__________________________

Accepted and Agreed:

______________________________

By:___________________________

Its:__________________________

Dated:________________________

                                   EXHIBIT D

                DETERMINATION OF PREVAILING MARKET RENTAL RATE

     As used herein, the term "Prevailing Market Rental Rate" shall mean the base monthly rental (net of all expenses) for space of comparable size and location to the Premises and in buildings similar in age and quality to the Building in the Stanford Research Park, taking into account any additional rental and all other payments or escalations then being charged and allowances being given in the Stanford Research Park for such comparable space over a comparable term. The Prevailing Market Rental Rate shall be determined by Landlord and Landlord shall give Tenant written notice of such determination not later than thirteen (13) months prior to the expiration of the initial term or the preceding Renewal Term, as applicable. If Tenant disputes Landlord's determination of the Prevailing Market Rental Rate, Tenant shall so notify Landlord within ten (10) days following Landlord's notice to Tenant of Landlord's determination and, in such case, the Prevailing Market Rental Rate shall be determined as follows:

     (a) Within thirty (30) days following Landlord's notice to Tenant of the Prevailing Market Rental Rate, Landlord and Tenant shall meet no less than two
(2) times, at a mutually agreeable time and place, to attempt to agree upon the Prevailing Market Rental Rate.

     (b) If within this thirty (30) day period Landlord and Tenant cannot reach agreement as to the Prevailing Market Rental Rate, they shall each select one appraiser to determine the Prevailing Market Rental Rate. Each such appraiser shall arrive at a determination of the Prevailing Market Rental Rate and submit his or her conclusions to Landlord and Tenant within thirty (30) days after the expiration of the thirty (30) day consultation period described in (a) above.

     (c) If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Prevailing Market Rental Rate. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten (10) percent of the higher of the two, the average of the two shall be the Prevailing Market Rental Rate. If the two appraisals differ by more than ten (10) percent of the higher of the two, then the two appraisers shall immediately select a third appraiser who will within thirty (30) days of his or her selection make a determination of the Prevailing Market Rental Rate and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Prevailing Market Rental Rate.

     (e) All appraisers specified pursuant hereto shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising office, research and development and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in the determination.

                                   EXHIBIT E

                     NOTICE OF BASE RENT AND RENTABLE AREA

(Date)

_____________________
_____________________
_____________________
Attention:___________

Re:   Acknowledgment of Base Rent and Rentable Area,
      Lease between The Board of Trustees of the Leland Stanford
      Junior University (Landlord), and __________________________
      (Tenant), for premises located at __________________, Palo Alto, California

Gentlemen/Ladies:

     This letter will confirm that for all purposes of the Lease:

     The Rentable Area of the Building is _______ square feet.

     The Annual Base Rent is $ ______________________ ($____ x RSF of the
Building).

     The Monthly Base Rent is $ ______________________ ($__ x RSF of the Building).

     As of the date hereof the Rentable Area of the other building on the Ground Lease Property is ___ square feet.

     Attached hereto is the certificate of the Architect confirming the above square footages.

     Please acknowledge your acceptance of this letter by signing and returning two copies of this letter.

                              Very truly yours,

                              Stanford Management Company


                              By:_____________________________

                              Its:____________________________

Accepted and Agreed:

___________________________

By:________________________

Its:_______________________

Dated:_____________________